Exhibit 10.18

SUBLEASE

This SUBLEASE (the “Sublease”) is dated as of the 27 day of February, 2015 and is made by and between Boston Private Wealth LLC, a Massachusetts limited liability company (“Sublandlord”), and Tokai Pharmaceuticals, Inc., a Delaware corporation (“Subtenant”).

Recitals

WHEREAS, pursuant to that certain Lease, dated as of October 5, 2010, between 255 State Street, LLC, a Delaware corporation (“Prime Landlord”), as landlord, and Sublandlord (as successor-in-interest to Silver Bridge Advisors LLC), as tenant (the “Prime Lease”, a redacted copy of which is attached hereto as Exhibit A), Sublandlord leases from Prime Landlord certain premises (the “Premises”, as depicted on Exhibit B to the Prime Lease) consisting of approximately 15,981 rentable square feet of space on the sixth (6th) floor of the building commonly known as 255 State Street, Boston, Massachusetts (the “Building”); and

WHEREAS, Subtenant desires to sublease from Sublandlord the entire Premises (as subleased to Subtenant, the “Subleased Premises”), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

Agreement

NOW, THEREFORE, for good and valuable consideration, the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

1. Defined Terms. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

2. Term. The term of this Sublease (the “Sublease Term”) shall commence on April 1, 2015 (the “Commencement Date”) and shall expire on December 31, 2016 (the “Expiration Date”), unless sooner terminated in accordance with the provisions of this Sublease. Time is of the essence of this Sublease.

3. As-Is Condition; Surrender. Sublandlord shall deliver the Subleased Premises to Subtenant at the commencement of the Sublease Term, broom-clean and free of all occupants and their property (except for the furniture being conveyed to Subtenant as described in Section 4 below) but otherwise “as-is, where-is and with all faults” at the time of the execution of this Sublease, without representation or warranty, express or implied, and Subtenant hereby waives, disclaims and renounces any such representation or warranty. Without limitation of the provisions of Section 7 of this Sublease, Subtenant hereby acknowledges that any alterations or additions proposed by Subtenant shall be subject to the prior written consent of Prime Landlord and Sublandlord (which consent, in the case of Sublandlord, shall not be unreasonably withheld, conditioned or delayed) and shall be performed in accordance with all of the requirements of the Prime Lease, including Section 6.2.5 thereof. Upon the expiration or earlier termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in vacant, broom-clean condition, and in the condition required under the Prime Lease, provided that Subtenant shall not be required to remove any fixtures, equipment, alterations or improvements that were installed in the Subleased Premises prior to the Commencement Date of the Sublease Term.

Subtenant acknowledges that it has inspected the Subleased Premises and the improvements therein, or has caused an inspection thereof to be made, and is fully familiar and satisfied therewith and acknowledges and agrees that, except as otherwise expressly provided herein, no representations have been made or are made hereby by Sublandlord and no responsibility has been assumed by Sublandlord as to the condition (including, but not limited to, compliance with applicable law), value or suitability of the Subleased Premises, the Building (including the common areas thereof) or any improvements thereon or therein.

4. Furniture. Effective as of the Commencement Date, Sublandlord shall convey to Subtenant, in consideration of the sum of $1.00 pursuant to a customary bill of sale (specifically excluding any warranties) to be agreed upon in good faith by Sublandlord and Subtenant, all furniture and equipment in the Subleased Premises as of the date of this Sublease other than the items of furniture and equipment listed in Exhibit B hereto. The items of furniture and equipment listed in Exhibit B shall be removed by Sublandlord from the Subleased Premises, at its expense, prior to the Commencement Date.

5. Rent.

A. Subtenant shall pay to Sublandlord, in advance, in monthly installments, without withholding, offset or reduction (except as otherwise expressly provided herein), Basic Rent in the following amounts: (i) for the period starting on the Commencement Date and ending on the day preceding the first anniversary thereof, $543,354.00 per annum, payable in monthly installments of $45,279.50; and (ii) for the period starting on the first anniversary of the Commencement Date and ending on the Expiration Date, $559,335.00 per annum, payable in monthly installments of $46,611.25. Subtenant shall be entitled to its pro rata share of any reduction or abatement of Basic Rent to the extent of any actual reduction or abatement of Base Rent allocable to the Subleased Premises received by Sublandlord under the terms of the Prime Lease. Basic Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Subtenant acknowledges that Sublandlord’s payments of Fixed Rent for the Premises are paid to Prime Landlord on the first, day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of Basic Rent hereunder shall be paid to Sublandlord at least five (5) business days prior to the first of each calendar month.

B. Subtenant hereby acknowledges that the Subleased Premises are separately metered for electricity. During the Sublease Term, Subtenant shall pay, directly to the appropriate utility provider, any and all costs of electricity utilized in the Subleased Premises and in support of any of Subtenant’s equipment, wherever located.

C. During the Sublease Term, in the event that Subtenant shall request any additional services or utilities to the Subleased Premises (including, without limitation, for HVAC) for which an additional charge is imposed by Prime Landlord, Subtenant shall promptly pay such amount to Prime Landlord; provided, however, that if Prime Landlord requires

Sublandlord to pay for any such services for the benefit of Subtenant, then Subtenant shall reimburse Sublandlord for such costs within fifteen (15) days after Subtenant’s receipt of an invoice therefor from Sublandlord.

D. All amounts payable by Subtenant to Sublandlord pursuant to this Sublease in addition to Basic Rent shall be deemed to be “Additional Rent” and, in the event of any non-payment thereof, Sublandlord shall have all of the rights and remedies provided herein (including, without limitation, those rights and remedies set forth in Article 8 of the Prime Lease and incorporated herein by reference), at law or in equity for non-payment of rent. The obligation of Subtenant to pay to Sublandlord all amounts of Basic Rent and Additional Rent due hereunder, and under the Prime Lease as and to the extent incorporated herein and as modified hereby, shall survive the expiration of the Sublease Term or earlier termination of this Sublease.

6. Use: Permits and Approvals. The Subleased Premises shall be used for the Permitted Use only and for no other uses. Subtenant shall obtain all governmental permits and approvals for Subtenant’s use of the Subleased Premises, at Subtenant’s sole cost and expense, and shall provide evidence thereof to Sublandlord, prior to undertaking any regulated use thereof.

7. Subordination to and Incorporation of Terms of the Lease.

A. This Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Prime Lease, and, except as otherwise expressly provided in this Sublease, all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Prime Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublandlord and Subtenant (as if they were the Landlord and Tenant, respectively, under the Prime Lease and the word “Lease” were “Sublease”, the word “Premises” were “Subleased Premises” and the phrase “Fixed Rent” were “Basic Rent”), constitute the terms of this Sublease, except that Subtenant shall have no termination rights, rights of first offer, rights of first refusal, expansion rights, contraction rights and/or extension rights which may be granted to Sublandlord under the Prime Lease, and except that the following provisions are specifically excluded: (i) Section 1.1 (other than the definitions of Permitted Use and Commercial General Liability Insurance limits, which are incorporated by reference), Section 2.1(e), Section 2.1(f), Section 2.2, Section 2.3, Section 2.4, Section 2.5, Article 3 (other than Section 3.6, which is incorporated by reference), Article 4 (other than Section 4.2.2, Section 4.2.4, Section 4.2.5 and Section 4.3, all of which are incorporated by reference), Article 5, the second (2nd) paragraph of Section 9.1 (a), Article 10, Section 11.1, Section 11.3~ Section 11.4, Section 11.7, Section 11.14, Article 13, Exhibit C, Exhibit D, Exhibit F, Exhibit G, Exhibit I and Exhibit J; and (ii) such other terms of the Prime Lease which do not relate to the Subleased Premises or are inapplicable to, inconsistent with, or specifically modified by, the terms of this Sublease (which provisions, for purposes of this Sublease, are hereby deemed deleted in their entirety). Notwithstanding the reference to Article 5 and Exhibit D in the preceding sentence, the Prime Landlord’s covenants in said Article 5 and Exhibit D shall apply to the Subleased Premises during the Sublease Term, provided that Sublandlord shall have no obligation to perform such covenants but, in the event that Prime Landlord defaults in its obligations to perform such covenants, Sublandlord shall use commercially reasonable efforts to enforce its rights against the Prime Landlord in accordance with Section 7.E of this Sublease. In addition, within Section 6.2.1(f) of the Prime Lease as incorporated by reference, the phrase “Wilmer Cutler Pickering Hale and Dorr LLP” is hereby deleted and “Tokai Pharmaceuticals, Inc.” is substituted therefor.

B. In furtherance of the foregoing, Subtenant shall not take any action or do, or permit to be done, anything which (i) is or may be prohibited to Sublandlord, as tenant under the Prime Lease, (ii) might result in a violation of or default under any of the terms, covenants, conditions or provisions of the Prime Lease or any other instrument to which this Sublease is subordinate, or (iii) would result in any additional cost or other liability to Sublandlord. In the event of any inconsistency between this Sublease and the Prime Lease, such inconsistency shall be resolved in favor of that obligation which is more onerous to Subtenant or that restriction which is more restrictive of Subtenant, as the case may be.

C. Subtenant shall not be entitled to receive an abatement of rent hereunder unless and until Sublandlord receives an abatement of rent under the Prime Lease, and then only to the extent a portion of such abatement is attributable to damage, interruption of services or other condition pertaining to the Subleased Premises.

D. Except as specifically set forth herein to the contrary, all acts to be performed by, and all of the terms, provisions, covenants, stipulations, conditions, obligations and agreements to be observed by, Sublandlord, as tenant under the Prime Lease, shall, to the extent that the same relate to the Subleased Premises, be performed and observed by Subtenant, and Subtenant’s obligations in respect thereof shall run to Sublandlord or Prime Landlord, as Sublandlord may reasonably determine to be appropriate or as may be required by the respective interests of Sublandlord and Prime Landlord.

E. Sublandlord shall have no responsibility to Subtenant for, and shall not be required to provide, any of the services or make any of the repairs, restorations or installations or to provide any of the amenities (including, without limitation, parking) which Prime Landlord has agreed to make or provide, or cause to be made or provided, under the Prime Lease and Subtenant shall rely upon, and look solely to, Prime Landlord for the provision of such services and the performance of such repairs and restorations. Subtenant shall not make any claim against Sublandlord for any damage which may result from, nor shall Subtenant’s obligations hereunder (including, without limitation, Subtenant’s obligation to pay all Basic Rent and Additional Rent when due) be impaired by reason of (a) the failure of Prime Landlord to keep, observe or perform any of its obligations under the Prime Lease, or (b) the acts or omissions of Prime Landlord or any of its agents, contractors, servants, employees, invitees or licensees. If Prime Landlord shall default in any of its obligations to Sublandlord with respect to the Subleased Premises, Subtenant shall be entitled to request that Sublandlord use commercially reasonable efforts to enforce Sublandlord’s rights against Prime Landlord with respect thereto. Sublandlord agrees to use commercially reasonable efforts to enforce Sublandlord’s rights against Prime Landlord. In no event shall Sublandlord have any obligation to bring any legal action or proceeding to enforce Sublandlord’s rights against Prime Landlord.

F. If the term of the Prime Lease is terminated with respect to the Subleased Premises for any reason prior to the expiration or earlier termination of the Sublease Term, this

Sublease shall immediately terminate and Sublandlord shall not be liable to Subtenant by reason thereof.

G. The parties agree that unless otherwise expressly modified herein, the time limits set forth in the Prime Lease for the giving of notices, making demands, payment of any sum, the performance of any act, condition or covenant, or the exercise of any right, remedy or option, are modified for the purpose of this Sublease by (i) shortening the same in each instance by five (5) business days if requiring performance by Subtenant, and (ii) by lengthening the same in each instance by five (5) business days if requiring performance by Sublandlord. Sublandlord and Subtenant shall, promptly after receipt thereof, furnish to each other a copy of each notice, demand or other communication received from Prime Landlord with respect to the Subleased Premises.

H. Sublandlord represents and warrants to Subtenant the following: (i) the copy of the Prime Lease attached hereto as Exhibit A is a true and complete copy of the Prime Lease; (ii) the Prime Lease has not been modified, amended or supplemented in any way, and remains in full force and effect; (iii) the Sublandlord’s leasehold interest and estate in the Prime Lease and the Sublease Premises has not been previously assigned, subleased, transferred, mortgaged, pledged or encumbered pursuant to any agreement which remains in effect; (iv) neither Sublandlord nor Prime Landlord is presently in default of any provisions or covenants of the Prime Lease, nor, to the best of Sublandlord’s knowledge, are there any facts or circumstances that, with the passage of time or the giving of notice, or both, could ripen into a default by either Prime Landlord or Sublandlord under the Prime Lease; and (v) Sublandlord has not exercised the termination option set forth in Article 13 of the Prime Lease.

I. Sublandlord shall, in its capacity as tenant under the Prime Lease, perform and fulfill all of its covenants, obligations and agreements under the Lease in accordance with the provisions thereof, and shall not do anything which would cause the Lease to be terminated or forfeited. Unless Sublandlord first obtains Subtenant’s prior written consent which may be granted or withheld in Subtenant’s reasonable discretion, Sublandlord covenants that it will not agree to voluntarily terminate the Prime Lease (except for any termination right granted to Sublandlord as a result of a casualty or condemnation or as otherwise specifically set forth in the Prime Lease) nor will it enter into any agreement that will modify or amend the Prime Lease so as to materially and adversely affect Subtenant’s right to use and occupy the Sublease Premises, or materially increase or materially affect the obligations of Subtenant under this Lease. Further, Sublandlord will promptly provide Subtenant with copies of all notices of default that Sublandlord delivers to, or receives from, the Prime Landlord under the Prime Lease.

8. Indemnification; Insurance. Subtenant shall indemnify Sublandlord and hold Sublandlord harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorney’s fees, arising out of or in connection with Subtenant’s use and possession of the Subleased Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Subtenant hereunder. Without limitation of the foregoing, all insurance to be provided by Subtenant under the provisions of Section 4.2.4 of the Prime Lease shall name both Prime Landlord and Sublandlord as additional insureds thereunder. The provisions of this Section 8 shall survive the expiration or earlier termination of this Sublease.

9. Assignment and Subletting. Subtenant will not, by operation of law or otherwise, assign, mortgage or encumber this Sublease, nor sub-sublet or permit the Subleased Premises or any part thereof to be used by others, nor shall Subtenant participate in any transaction which would constitute an assignment or sublease under the terms of Section 6.2.1 of the Prime Lease, without Prime Landlord’s and Sublandlord’s prior written consent in each instance in accordance with and subject to the provisions of Section 6.2.1 of the Prime Lease. The consent to any particular assignment or sub-subletting shall not in any manner be construed to relieve Subtenant from obtaining Prime Landlord’s and Sublandlord’s express written consent to any further assignment or subletting.

If this Sublease shall be assigned, or if the Subleased Premises or any part thereof shall be sub-sublet or occupied by any person or persons other than Subtenant, Subtenant shall continue to be liable for the performance of all the provisions of this Sublease. Sublandlord may, after default by Subtenant beyond any applicable notice and cure period, collect rent from the assignee, sub-subtenant or occupant and apply the net amount collected to the Basic Rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Sublease, nor shall it be deemed acceptance of the assignee, sub-subtenant or occupant as a tenant, or a release of Subtenant from the full performance by Subtenant of all the terms, conditions and covenants of this Sublease.

If the aggregate rent and all other amounts and charges payable to Subtenant under such assignment or sub-sublease, less the out-of-pocket costs and commercially reasonable leasing incentives of Subtenant for such transaction, exceed the Basic Rent payable hereunder with respect to the space transferred (pro rated on a square footage basis), Subtenant shall pay to Sublandlord, as Additional Rent, fifty percent (50%) of such excess (of which Sublandlord shall pay to Prime Landlord fifty percent (50%) of such excess, as required by the Prime Lease), payable monthly at the time of payment of Basic Rent.

10. Security Deposit. On the date of execution hereof, Subtenant shall deposit with Sublandlord as security for the performance by Subtenant of the terms of this Sublease cash in the amount of $45,279.50 to be held by Sublandlord as security for the faithful performance of every provision of this Sublease, including but not limited to the provisions relating to the payment of Basic Rent, Additional Rent and all other amounts for which Subtenant is obligated hereunder (the “Security Deposit”), it being expressly understood that the Security Deposit is not an advance payment of rent or any other amount and is not a measure of Sublandlord’s damages in case of default by Subtenant. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant has no, and expressly waives any, right or interest in the Security Deposit other than as set forth in the immediately following paragraph. Sublandlord may use, apply on Subtenant’s behalf, or retain (without liability for interest) during the term of this Sublease (and during any period following the term of this Sublease when any obligation of Subtenant hereunder is continuing) the whole or any part of the Security Deposit for the payment of Basic Rent, Additional Rent or any other amount in default or that, at the time of any default, is owing by Subtenant or is an accrued obligation of Subtenant, or for the payment of any amount which Sublandlord may spend or become obligated to spend hereunder by reason of Subtenant’s default, or to compensate Sublandlord for other loss or damage authorized hereunder which Sublandlord may suffer hereunder by reason of Subtenant’s default or for which Subtenant has provided an indemnity hereunder, including but not limited to any deficiency or damage incurred in reletting the Subleased Premises. If any portion of the Security Deposit is to be so used or applied, Subtenant shall, upon written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the amount set forth in this Section 10, and Subtenant’s failure to do so shall be deemed a default by Subtenant under this Sublease.

Provided Subtenant shall comply and be in compliance with all of the terms of this Sublease, any remaining portion of the Security Deposit after any application or use in accordance with the immediately preceding paragraph shall be paid to Subtenant within sixty (60) days after the later of (a) the expiration of the term of this Sublease and surrender of possession of the Subleased Premises to Sublandlord, or (b) such time as any amount due or accrued or that may become due or may accrue from Subtenant in accordance with this Sublease has been determined and paid in full.

Subtenant shall not assign or encumber any interest in the Security Deposit, and neither Sublandlord nor its successors and assigns shall be bound by any attempted assignment or encumbrance.

11. Brokers. Sublandlord and Subtenant represent and warrant to the other that they have not dealt with any broker in connection with this Sublease other than DTZ and NAI Hunneman (collectively, the “Broker”), and that, to their knowledge, no broker or person other than the Broker had any part or was instrumental in any way in bringing about this transaction. Sublandlord and Subtenant shall indemnify and hold the other harmless from and against any and all loss, claims, liabilities, damages and expenses and court costs, arising out of or in connection with any breach or alleged breach of the above representations by it. Sublandlord shall be responsible for any brokerage commission owed the Broker with respect to this Sublease pursuant to a separate agreement. The provisions of this Section 11 shall survive the expiration or earlier termination of this Sublease.

12. Parking. Subtenant shall have the right to use four (4) parking spaces in the Boston Harbor Garage (or elsewhere) designated by Prime Landlord from time to time, such use to be on the terms and conditions set forth in Section 2.1(e) of the Prime Lease, and Subtenant shall pay all charges for such four (4) parking spaces directly to the party entitled thereto as set forth in the Prime Lease (whether or not the same are used by Subtenant).

13. Miscellaneous.

A. Counterparts. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument.

B. Notices. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease to 10 Post Office Square, Boston, Massachusetts 02109 in the case of notices to Sublandlord and to the Subleased Premises to the attention of the Chief Operating Officer in the case of notices to Subtenant.

C. Amendments. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

D. No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

E. Memorandum of Lease. Subtenant shall not record this Sublease or any memorandum hereof.

F. Governing Law. This Sublease has been negotiated, executed and delivered in the Commonwealth of Massachusetts, and the parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

G. Severability. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

H. Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

I. Relationship Between the Parties. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.

J. Remedies Cumulative. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

K. Condition Precedent. The effectiveness of this Sublease is expressly subject to and conditional upon Sublandlord’s obtaining of Prime Landlord’s written consent to this Sublease pursuant to Section 6.2.1 of the Prime Lease. The term of this Sublease shall not commence until the foregoing condition is satisfied. Sublandlord shall have no liability for any delay or failure of said condition being satisfied, but Basic Rent shall be abated and the Sublease Term shall not commence until its satisfaction. If for any reason Prime Landlord’s written consent to this Sublease is not received by Sublandlord on or before March 31, 2015 (the “Outside Date”), then Subtenant may elect to cancel this Sublease by giving notice to Sublandlord within ten (10) days after the Outside Date (which cancellation shall be ineffective, and this Sublease shall remain in full force and effect, if such consent is received prior to the receipt of such notice of cancellation). If notice of cancellation has been given in accordance with the provisions of this Section, then Sublandlord shall promptly refund to Subtenant any prepaid rent, security deposit or other sums paid by Subtenant to Sublandlord upon the execution hereof in connection with this Sublease and this Sublease shall thereupon be deemed null and void and of no further force and effect with neither party having any rights or claims against the other.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

SUBLANDLORD:

Boston Private Wealth LLC, a Massachusetts limited liability company

By:	/s/ Patrick Tylando
	Name:	Patrick Tylando
	Title:	CFO

SUBTENANT:

Tokai Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Lee Kalowski
	Name:	Lee Kalowski
	Title:	Chief Financial Officer

EXHIBIT A

Prime Lease

LEASE

by and between

255 State Street, LLC,

as Landlord

and

Silver Bridge Advisors LLC,

as Tenant

255 State Street

Boston, Massachusetts

Dated: October 5, 2010

Table of Contents

DOCUMENT	TAB

Lease, dated October 5, 2010, by and between 255 State Street, LLC, as Landlord, and Silver Bridge Advisors LLC, as Tenant	1

Guaranty, dated October 5, 2010, by Wilmer Cutler Pickering Hale and Dorr LLP	2

Notice of Lease, dated October 5, 2010, by and between 255 State Street, LLC, as Landlord, and Silver Bridge Advisors LLC, as Tenant	3

Subordination, Nondisturbance and Attornment Agreement, dated October 5, 2010, by and among Silver Bridge Advisors LLC, as Tenant, 255 State Street, LLC,as Landlord, and FMR LLC, as Mortgagee	4

(Notice of Lease and Subordination, Nondisturbance and Attornment Agreement recorded with the Suffolk County Registry of Deeds and filed for registration with the Suffolk County Registry District of the Land Court. Original counterparts of Lease, Notice of Lease and Subordination, Nondisturbance and Attornment Agreement and copy of Guaranty filed with WilmerHale Valuable Papers files.)

255 State Street

Lease to Silver Bridge Advisors LLC

255 STATE STREET

BOSTON, MASSACHUSETTS

LEASE

by and between

255 STATE STREET, LLC

as Landlord

and

SILVER BRIDGE ADVISORS LLC

as Tenant

dated as of

October 5, 2010

255 STATE STREET

LEASE

Table of Contents

ARTICLE 1	Reference Data	1
1.1	Subject Referred To	1
1.2	Exhibits	3
1.3	Definitions	3
ARTICLE 2	Premises and Term	6
2.1	Premises	6
2.2	Term	8
2.3	Extension Option	9
2.4	Right of First Offer	10
2.5	Guaranty	13
ARTICLE 3	Condition of Premises; Tenant’s Work	14
3.1	Condition of Premises	14
3.2	Tenant’s Work; Landlord’s Contribution	14
3.3	Plans and Specifications	15
3.4	Performance of TIW; Tenant’s Contractor	17
3.5	Funding of Landlord’s Contribution and Allowance	18
3.6	Mechanic’s Liens	20
ARTICLE 4	Rent	20
4.1	Payment of Rent: Fixed Rent	20
4.2	Additional Rent	21
4.2.1	Real Estate Taxes	21
4.2.2	Personal Property Taxes	22
4.2.3	Operating Costs	22
4.2.4	Insurance	26
4.2.5	Utilities	27
4.3	Late Payment of Rent	28
ARTICLE 5	Landlord’s Covenants	28
5.1	Affirmative Covenants. Landlord covenants with Tenant:	28
5.1.1	Condenser Water	28
5.1.2	Overtime HVAC	28
5.1.3	Electricity	28
5.1.4	Cleaning	29
5.1.5	Water	29
5.1.6	Passenger Elevator Service	29
5.1.7	Security and Access	29
5.1.8	Repairs	29
5.1.9	Telecommunications	30
5.1.10	Property Insurance	30
5.1.11	Representations of Landlord	30

i

5.2	Interruption	31
5.3	Outside Services	32
5.4	Discontinuance of Electrical Service	32
ARTICLE 6	Tenant’s Additional Covenants	32
6.1	Affirmative Covenants	32
6.1.1	Perform Obligations	33
6.1.2	Use	33
6.1.3	Repair and Maintenance	33
6.1.4	Compliance with Law	33
6.1.5	Indemnification	34
6.1.6	Landlord’s Right to Enter	34
6.1.7	Personal Property at Tenant’s Risk	34
6.1.8	Payment of Landlord’s Costs of Enforcement	35
6.1.9	Yield Up	35
6.1.10	Rules and Regulations	36
6.1.11	Estoppel Certificates	36
6.1.12	Landlord’s Expenses Re Consents	37
6.1.13	Outside Sales, etc	37
6.1.14	Fire Extinguishers, etc	37
6.1.15	Receipt and Delivery	37
6.1.16	Security Measures	37
6.2	Negative Covenants	37
6.2.1	Assignment and Subletting	37
6.2.2	Nuisance	42
6.2.3	Hazardous Wastes and Materials	43
6.2.4	Floor Load: Heavy Equipment	44
6.2.5	Improvements, Alterations and Additions	44
6.2.6	Abandonment	46
6.2.7	Signs; Building Directory	46
ARTICLE 7	Casualty or Taking	47
7.1	Termination	47
7.2	Restoration	47
7.3	Award	48
ARTICLE 8	Defaults	48
8.1	Events of Default	48
8.2	Remedies	50
8.3	Remedies Cumulative	52
8.4	Landlord’s Right to Cure Defaults	52
8.5	Effect of Waivers of Default	52
8.6	No Waiver, etc	52
8.7	No Accord and Satisfaction	52
ARTICLE 9	Rights of Mortgagees	52
9.1	Rights of Mortgagees	52
9.2	Modifications	54
ARTICLE 10	Appraisal of Fair Rental Value	54

ii

10.1	Dispute as to Fair Rental Value	54
10.1.1	Appointment of Appraisers	54
10.1.2	Decision by Two Appraisers	55
10.1.3	Decision by Three Appraisers	55
10.2	Binding Effect; Costs	56
ARTICLE 11	Miscellaneous Provisions	56
11.1	Notices from One Party to the Other	56
11.2	Quiet Enjoyment	56
11.3	Lease Not to be Recorded	56
11.4	Limitation of Landlord’s Liability	57
11.5	Acts of God	57
11.6	Landlord’s Default	57
11.7	Brokerage	58
11.8	Applicable Law and Construction	58
11.9	Delivery	58
11.10	Rent	58
11.11	Certain Interpretational Rules	59
11.12	Parties Bound	59
11.13	Prevailing Party	59
11.14	Back-Up Generator	59
ARTICLE 12	Patriot Act	60
12.1	Patriot Act	60
ARTICLE 13	Termination Option	61
13.1	Termination Option	61
13.2	Termination	61
13.3	Release of Liabilities	62
13.4	Holdover	62
13.5	Amendment	62
13.6	Time of Essence	62

EXHIBITS:

EXHIBIT A	Legal Description
EXHIBIT B	Plan Showing the Premises
EXHIBIT C	Commencement Date Agreement
EXHIBIT D	Cleaning Specifications
EXHIBIT E	Rules and Regulations
EXHIBIT F	Standard Tenant Fit-Out Specifications for 255 State Street
EXHIBIT G	Form of Guaranty
EXHIBIT H	Form of SNDA
EXHIBIT I	Schedule of Construction Documents – Tenant’s Work
EXHIBIT J	Schedule of Construction Documents – Stairway/Common Area Work

iii

ARTICLE 1

Reference Data

1.1	Subject Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Date of this Lease:	October 5, 2010

Building:	The building (the “Building”) in the City of Boston being located on a parcel of land described in Exhibit A attached hereto and commonly known as 255 State Street.

Property:	Collectively, the Building and the land on which the Building is located.

Landlord:	255 State Street, LLC, a Delaware limited liability company

Original Notice Address of Landlord:	c/o Pembroke Real Estate, Inc. 255 State Street Boston, MA 02109 With a copy to: FMR LLC 82 Devonshire Street Boston, MA 02109 Attn: Real Estate Counsel

Tenant:	Silver Bridge Advisors, LLC, a Delaware limited liability company

Original Notice Address of Tenant:	Silver Bridge Advisors, LLC 60 State Street Boston, MA 02109 With a copy to Guarantor: Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Attn: Managing Partner

Premises:	A portion of the sixth (6th) floor of the Building, substantially as shown on the plans attached hereto as Exhibit B.

Rentable Area of the Premises:	15,981 square feet of Rentable Area.

Rentable Area of the Building:	221,033 square feet of Rentable Area.

Original Term:	The period beginning on the Commencement Date and ending on the Expiration Date, both dates inclusive, subject to Section 2.3 and Article 13.

Extension Option:	Tenant has the right to extend the Original Term for one (1) additional period of five (5) years, in accordance with and subject to Section 2.3.

Commencement Date:	October 5, 2010

Rent Commencement Date:	August 1, 2011

Expiration Date:	December 31, 2016

Allowance:

Annual Fixed Rent Rate and Monthly Fixed Rent Rate:

Period of Time:	Annual Fixed Rent Rate:	Monthly Fixed Rent Rate:

August 1, 2011 - December 31, 2012

January 1, 2013 - December 31, 2014

January 1, 2015 - December 31, 2016

Base Operating Costs:	An amount equal to the Operating Costs payable for calendar year 2011.

Base Taxes:	An amount equal to the Taxes payable for fiscal year 2011, which commenced on July 1, 2010 and expires on June 30, 2011.

Tenant’s Percentage:	7.23%, i.e. the ratio of the Rentable Area of the Premises to the total Rentable Area of the Building.

Permitted Use:	First-class general business offices and no other purpose or purposes.

Commercial General Liability Insurance Limits:	$3,000,000.00 per occurrence $5,000,000.00 general aggregate

Brokers:	Cushman & Wakefield of Massachusetts, Inc. and Richards Barry, Joyce & Partners

Guarantor:	Wilmer Cutler Pickering Hale and Dorr LLP

1.2	Exhibits

The Exhibits listed in the Table of Contents and attached hereto are incorporated in this Lease by reference and are to be construed as a part of this Lease.

1.3	Definitions

For the purposes of this Lease, the following terms shall be as defined below or as defined in the Section of this Lease referenced below:

“ADA” shall mean the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq., as amended and modified from time-to-time, together with the regulations and guidelines promulgated thereunder.

“Additional Rent” shall mean all sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant’s Percentage of the Tax Excess, Tenant’s Percentage of the Operating Costs Excess, late charges, overtime or excess service charges, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

“Allowance” shall be as defined in Section 1.1.

“Annual Fixed Rent Rate” shall be as defined in Section 1.1.

“Base Operating Costs” shall be as defined in Section 1.1.

“Base Taxes” shall be as defined in Section 1.1.

“Broker” shall be the broker or brokers listed in Section 1.1.

“Building” shall be as defined in Section 1.1.

“Building Holidays” shall mean New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and such other days which are observed from time-to-time by the Commonwealth of Massachusetts, the City of Boston, the labor unions servicing the Building, and Landlord with respect to the Building,

“Capital Expenditures” shall be as defined in Section 4.2.3(d).

“Commencement Date” shall be as defined in Section 1.1.

“Condenser Water Charge” shall be as defined in Section 5.1.1.

“Construction Documents” shall be as defined in Section 3.3(a).

“Default Rate” shall mean a fluctuating interest rate per annum equal to the lesser of (a) 3% above the Prime Rate, or (b) the maximum legally permitted rate.

“Environmental Laws” shall be as defined in Section 6.2.3.

“Event of Default” shall be as defined in Article 8.

“Extension Term” shall be as defined in Section 2.3(a).

“Fair Rental Value” shall be as defined in Section 2.3(c).

“Fixed Rent” shall mean the fixed rent payable at the Annual Fixed Rent Rate and the Monthly Fixed Rent Rate, respectively.

“Force Majeure Event” shall be as defined in Section 11.5.

“Hazardous Materials” shall be as defined in Section 6.2.3.

“Hazardous Materials Activities” shall be as defined in Section 6.2.3.

“Improved Space” shall mean the Premises or the portion thereof which is improved in connection with the initial build-out of the Premises.

“Landlord” shall be as defined in Sections 1.1 and 11.4.

“Landlord Affiliate” shall mean any entity controlled by, controlling or under common control with Landlord.

“Landlord’s Contribution” shall be as defined in Section 3.2.

“Landlord’s Engineers” shall be as defined in Section 3.3(a).

“Landlord Plan Notice” shall be as defined in Section 3.3(b).

“Latent Defects” shall mean material defects in the Premises which materially and adversely affect Tenant’s use of the Premises, which defects are not, despite the exercise of commercially reasonable efforts by Tenant, susceptible of being detected (and are not detected) at the time of delivery of the Premises to Tenant.

“Lease” shall mean this lease, as amended and in effect from time to time.

“Lease Year” shall mean each successive twelve (12) month period during the Term, with the first such Lease Year commencing on the Rent Commencement Date and each successive Lease Year commencing on the next succeeding anniversary of the Rent Commencement Date.

“Monthly Fixed Rent Rate” shall be as defined in Section 1.1.

“Normal Business Hours” shall mean from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturdays, except on Building Holidays.

“Operating Costs” shall be as defined in Section 4.2.3(b).

“Operating Costs Excess” shall be as defined in Section 4.2.3(a).

“Original Notice Address of Landlord” shall be as defined in Section 1.1.

“Original Notice Address of Tenant” shall be as defined in Section 1.1.

“Original Term” shall be as defined in Section 1.1.

“Outside Services” shall be as defined in Section 5.3.

“Permitted Uses” shall be as defined in Section 1.1.

“Premises” shall be as defined in Section 1.1.

“Prime Rate” shall mean the prime rate published (or the highest published prime rate if more than one is published) by the Wall Street Journal (or if such publication ceases, a comparable substitute reasonably designated by Landlord).

“Property” shall be as defined in Section 1.1.

“Rent” shall be as defined in Section 4.1(a).

“Rent Commencement Date” shall be as defined in Section 1.1.

“Rentable Area” shall mean with regard to any area, the rentable area thereof as determined by Landlord from time-to-time.

“Rentable Area of the Premises” shall be as defined in Section 1.1.

“Rules and Regulations” shall be as defined in Section 6.1.10.

“Specialty Alterations” shall mean Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, print rooms and model shops, and other Alterations of a similar character.

“Stairway/Common Area Work” shall be as defined in Section 3.2.

“Successor Landlord” shall be as defined in Section 9.1(b).

“Tax Excess” shall be as defined in Section 4.2.1(a).

“Taxes” shall be as defined in Section 4.2.1(d).

“Tax Year” shall mean any calendar year all or part of which occurs during the term.

“Tenant” shall be as defined in Section 1.1.

“Tenant’s Architect” shall be as defined in Section 3.3(a).

“Tenant’s Percentage” shall be as defined in Section 1.1.

“Tenant’s Work” shall be as defined in Section 3.1.

“Term” shall mean the Original Term, subject to Article 13; and, if Tenant validly exercises the option to extend the Term in accordance with the provisions of Section 2.3, “Term” shall mean the Original Term and the Extension Term, collectively.

ARTICLE 2

Premises and Term

2.1	Premises.

(a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the Term, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Not included in the Premises are the roof, exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common other parts of the Building, and if the Premises consist of less than the entire rentable area of any floor, the central core area of such floor, if any.

(b) Tenant shall have, as an appurtenance to the Premises, rights to use in common with others, subject to reasonable rules and regulations established from time-to-time by Landlord of which Tenant is given notice: (1) the common lobbies, hallways, stairways, loading docks and bays, and elevators of the Building; (2) common walkways necessary for access to the Building; and (3) if the Premises consist of less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor.

(c) Landlord reserves the right from time-to-time the following rights: (1) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building the areas within the Premises above the dropped ceiling and below the floor for pipes, ducts, conduits, wires and appurtenant fixtures, (2) to alter or relocate any other common facility, (3) to make any repairs and replacements to the Premises which Landlord is obligated to perform, and (4) in connection with any excavation made upon adjacent land of Landlord or others, to enter and to permit others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the walls of the Building from injury or damage and to support the same.

(d) In connection with the exercise of the foregoing rights of access (excepting routine access such as access for providing cleaning, repair or maintenance services, or other usual and customary services) Landlord shall provide Tenant notice pursuant to Section 6.1.6 and exercise reasonable efforts (i) to minimize interference with the usual and customary operations of the Tenant in the Premises in accordance with the provisions of this Lease, and (ii) to cause any construction work performed in the Premises to be performed in a workmanlike manner.

(e) As an appurtenance to the Premises, for the period of time through October 31, 2013, Tenant shall receive four (4) parking passes for use in the Boston Harbor Garage. Tenant will pay to Landlord, as Additional Rent, the rate established by the operator of the Boston Harbor Garage from time to time for such parking passes. If, at any time, including, without limitation during any portion of the Term after October 31, 2013, such parking passes are not available in the Boston Harbor Garage, then Landlord shall provide Tenant with four (4) parking passes for use at a comparable parking garage located within a four (4) block radius of the Building, and Tenant will pay to Landlord, as Additional Rent, the rate established by the operator of such garage from time to time for such parking passes.

(f) Tenant shall have, as an appurtenance to the Premises, subject to reasonable rules and regulations established from time-to-time by Landlord and notice of which is provided to Tenant, the right to install, operate, and maintain an antenna, satellite dish or similar telecommunication equipment on the roof of the Building, together with lines and cables connecting such equipment in the existing risers of the Building (collectively, the “Rooftop Equipment”). All Rooftop Equipment (including, the size, location, weight and manner of attachment thereof) and any penetrations of, or changes, alterations or other improvements on or to the roof of the Building, shall be subject to the prior approval of Landlord in each instance, such approval not to be unreasonably withheld. Tenant shall be solely and exclusively responsible for all costs, expenses and charges, of every kind, of installing, operating, maintaining, repairing, replacing, and removing the

Rooftop Equipment and Landlord shall have no liability or obligation in connection therewith. If, in the reasonable judgment of Landlord, any electrical, electromagnetic, radio frequency or other interference shall result from the operation of any of the Rooftop Equipment, and such interference has not been corrected to the reasonable satisfaction of Landlord within thirty (30) days after notice thereof to Tenant (which notice shall be accompanied by a reasonably detailed technical analysis as to the basis of Landlord’s judgment), then Landlord may require that Tenant immediately remove from the specific item of equipment causing such interference. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Rooftop Equipment in a good and workmanlike manner, and in compliance with all electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, including those established by the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FA A, the City of Boston, and the rules and regulations adopted in FCC document OET 65 (which rules and regulations have also been adopted by OSHA). Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Rooftop Equipment or to the roof area as a result of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other Force Majeure Event. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the roof area. Tenant shall have no right of access to the roof of the Building unless Tenant has given Landlord reasonable advance notice and unless Tenant’s representatives are accompanied by a representative of Landlord. Landlord will make a representative available to Tenant (i) during Ordinary Business Hours upon reasonable advance notice and (ii) during emergencies, as soon as practicable (taking into account the circumstances) after receipt of a request from Tenant. At the expiration or prior termination of this Lease, Tenant shall remove all of the Rooftop Equipment (including all cables and conduits installed in connection therewith) and shall be responsible for the cost of repairing any damage to the Building caused by the installation or the removal of the Rooftop Equipment. Landlord shall have the right, upon thirty (30) days notice to Tenant, relocate the Rooftop Equipment to another area on the roof of the Building equally suitable for Tenant’s use. In such event, Landlord may, at its sole cost and expense, relocate the Rooftop Equipment.

2.2	Term. The Original Term shall begin on the Commencement Date and shall continue to the Expiration Date, unless sooner terminated as hereinafter provided. When the Commencement Date, Rent Commencement Date, and Expiration Date have been determined, Landlord and Tenant shall execute and deliver a Commencement Date Agreement, in the form attached hereto as Exhibit C, confirming the Commencement Date, Rent Commencement Date, and the Expiration Date.

2.3	Extension Option. (a) Provided that as of the date of the Extension Notice (as hereinafter defined) and as of the commencement of the Extension Term (i) this Lease is in full force and effect, (ii) the original Tenant or any Permitted Assignee (as defined in Section 6.2.1) named herein is in occupancy of the entire Premises, (iii) Tenant is not in default beyond any applicable grace period, and (iv) Tenant has not assigned this Lease or sublet all or any part of the Premises, Tenant shall have the right to extend the term of this Lease for one (1) additional period of five (5) years, such period to begin immediately upon the expiration of the Original Term of this Lease (the “Extension Term”). All of the terms, covenants and provisions of this Lease shall apply to such Extension Term, except that (x) the Annual Fixed Rent Rate for the Extension Term shall be equal to 95% of the Fair Rental Value of the Premises at the commencement of such Extension Term, as determined pursuant to this Section 2.3, and (y) Landlord shall have no obligation to make any alterations or improvements to the Premises, or to provide any allowances, inducements or other payments of any kind to Tenant in connection therewith. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice (an “Extension Notice”) in writing of its intention to do so not later than twelve (12) months prior to the expiration of the Original Term of this Lease. Accordingly, if Tenant fails timely to exercise its option for the Extension Term and to deliver the Extension Notice on or before the exercise date specified above, then Tenant shall have no further right or option to extend the term of this Lease hereunder or otherwise.

(b) If Tenant timely and properly gives such Extension Notice with regard to the Extension Term, the Term of this Lease shall be automatically extended for the Extension Term without the execution of any additional documents, unless Tenant rescinds such Extension Notice in accordance with the terms and conditions provided in Section 2.3(d). Without limiting the foregoing, if Tenant elects to exercise its option to extend the Term for the Extension Term, in accordance with this Section 2.3 and the foregoing conditions precedent are fully and completely satisfied, and Tenant does not rescind its Exercise Notice as provided in Section 2.3(d), then Landlord and Tenant shall enter into an amendment to this Lease to confirm such exercise and to document all modifications to this Lease resulting from the exercise of such option; provided, however, the execution of such amendment shall not be a condition precedent to the valid exercise by Tenant of the extension option granted herein.

(c) For the purposes hereof, the “Fair Rental Value” of the Premises shall mean the fair rental value thereof that would be agreed upon between a landlord and a tenant executing a lease renewal or extension with respect to comparable space in a comparable building located in Boston, Massachusetts for a comparable term, upon all of the other business terms of this Lease, assuming the following:

(i) the landlord and tenant are well informed and well advised and each is acting in what it considers to be its own best interests;

(ii) the rental shall reflect the location of the Building, the condition of the Premises and all residual value of any improvements to the Premises; and

(iii) the transaction takes into consideration the Additional Rent to be paid by Tenant and all applicable brokerage commissions.

(d) Landlord will deliver a written notice (the “Fair Market Value Notice”) to Tenant setting forth the Landlord’s determination of the Fair Market Value within ten (10) business days after receipt of the Exercise Notice. If Tenant disagrees with Landlord’s designation of the Fair Rental Value, and the parties cannot agree thereon, then within thirty (30) days after receipt of the Fair Market Value Notice, Tenant shall notify Landlord of such disagreement and the Fair Rental Value shall be determined by the appraisal process set forth in Article 10 hereof. Notwithstanding anything to the contrary contained herein, upon receipt of the Fair Market Value Notice, Tenant shall have ten (10) business days to notify Landlord (a “Rescission Notice”) that Tenant rescinds its exercise of its right to extend pursuant to this Section 2.3. If Tenant fails to timely and properly give such Rescission Notice, then the Term of this Lease shall be automatically extended for the Extension Term without the execution of any additional documents.

(e) If Tenant exercises its right of appraisal and the appraisal has not been concluded at the commencement of the Extension Term, Tenant shall pay annual Fixed Rent at the rate in effect on the last day of the Original Term (with a reconciliation and any required adjustment promptly upon the determination of Fair Rental Value for the Extension Term as provided herein) and Additional Rent as provided in Section 4.2 hereof. If the Fair Rental Value as determined by appraisal is greater than or less than Fair Rental Value as determined by Landlord, then any adjustment required to correct the amount previously paid shall be made by payment by the appropriate party ten (10) days after such determination of Fair Rental Value.

(f) Time is of the essence of this Section 2.3.

2.4	Right of First Offer.

(a) ROFO Rights. If at any time between the first (1st) anniversary of the Commencement Date and the date which twelve (12) months prior to the Expiration Date (as the same may be extended pursuant to Section 2.3), Landlord in its sole discretion determines that any separately demised rentable area on the sixth (6th) floor of the Building (each such area, a “ROFO Space”) has become “available for leasing” (as hereinafter defined), and provided that the conditions precedent set forth in Section (c) below are then satisfied, then prior to offering to lease such ROFO Space to any third parties, Landlord shall deliver notice thereof to Tenant (the “ROFO Notice”) setting forth a description of the ROFO Space in question (including the rentable area thereof), the Landlord’s determination of Annual Fixed Rental Rate and Additional Rent for such ROFO Space, the other material business terms upon which Landlord is willing to lease the ROFO Space, including, without limitation, that the lease term with respect to the ROFO Space shall be co-terminus with the expiration of the Term of this Lease, as the same may be extended or terminated as provided in this Lease, and the date Landlord anticipates that the ROFO Space will become available for leasing. Provided that all of the conditions precedent set forth in this Section 2.4 are fully satisfied by Tenant, Tenant shall have the option (the “ROFO Option”), exercisable by Tenant delivering written notice (the “Acceptance Notice”) to Landlord within twenty (20) calendar days after delivery by Landlord of the ROFO Notice, to lease all of the subject ROFO Space upon all of the terms and conditions set forth in the ROFO Notice, including the Annual Fixed Rental Rate and Additional Rent for the ROFO Space designated by Landlord as set forth therein. Time shall be of the essence as to Tenant’s giving of the Acceptance Notice with respect to any ROFO Space.

If (a) Tenant fails to deliver an Acceptance Notice within such twenty (20) day period, or (b) if Tenant timely delivers an Acceptance Notice as aforesaid but does not execute and deliver a final fully executed amendment to this Lease with respect to the leasing of the ROFO Space, in form and substance reasonably satisfactory to Landlord, within thirty (30) days after delivery by Landlord of the proposed lease amendment to Tenant, which lease amendment shall, inter alia, contain the same terms as those set forth in the ROFO Notice, then Tenant shall be deemed to have rejected the option to lease the applicable ROFO Space (the “Rejected ROFO Space”). In such event, except as expressly and specifically provided in Section 2.4(f), Tenant shall have no further rights or claims with respect to the Rejected ROFO Space, Landlord shall have no further liabilities or obligations to Tenant with respect to the Rejected ROFO Space, and Landlord may elect to lease the Rejected ROFO Space to third parties upon such terms and conditions as Landlord may determine in its discretion.

(b) Available for Leasing, etc. For purposes of this Section 2.4, space shall be deemed “available for leasing” when Landlord has determined in its discretion that (a) the space is vacant, or (b) the respective tenant or occupant which first leases the subject ROFO space after the date of this Lease will not extend or renew the terms of its lease or other occupancy agreement for the ROFO Space and that said tenant or occupant is not interested either in extending or renewing its lease or other occupancy agreement for the ROFO Space or in entering into a new lease for such ROFO Space. For purposes of this Section 2.4, space shall not be deemed “available for leasing” if, at the time in question (a) any person or entity leases or occupies the ROFO Space, whether pursuant to a lease or other agreement (unless such person or entity confirms to the satisfaction of Landlord that it does not intend to extend or renew the term of the lease or other occupancy agreement for the ROFO space or enter into a new lease for such ROFO Space) or (b) any person or entity holds any option or right to lease or occupy the ROFO Space, or to renew its lease or right(s) of occupancy thereof, or any other rights or claims thereto. Without limitation, so long as a tenant or other occupant leases or occupies all or a portion of the ROFO Space, Landlord shall be free to extend or renew any such tenancy or occupancy, whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be “available for leasing.” In no event shall Landlord be liable to Tenant for any failure by any then existing tenant or occupant to vacate any ROFO Space by any particular date. Nothing set forth in this Section 2.4 shall be construed to keep space in the Building vacant if Landlord elects, in its sole discretion, to do so, and such vacant space shall in no event be deemed to be “available for leasing” hereunder. Landlord represents and warrants that, as of the date of this Lease, no other person or entity has any option or right to lease or occupy the ROFO Space.

(c) Conditions. Landlord shall have no obligation to deliver a ROFO Notice and Tenant shall have no right to exercise any ROFO Option unless all of the following conditions have been satisfied both on the date of the Acceptance Notice and on the ROFO Space Commencement Date (as hereinafter defined): (a) No Event of Default shall exist under this Lease; and (b) the original Tenant named herein or a Permitted Assignee is occupying the entire Premises then demised under this Lease.

(d) Terms. Effective as of the date on which Landlord delivers the ROFO Space to Tenant (the “ROFO Space Commencement Date”):

(i) The ROFO Space shall be added to and be deemed to be a part of the Premises for all purposes under this Lease (except as otherwise provided in this Section 2.4);

(ii) The ROFO Space shall be delivered in broom-clean condition, free of all tenants and occupants and otherwise in its “as is” condition; Landlord shall not be obligated to perform any work or improvements or to provide any allowances or inducements with respect thereto;

(iii) Annual Fixed Rental Rate, Monthly Fixed Rental Rate, and Additional Rent for the ROFO Space shall be as set forth in the ROFO Notice; and

(iv) Tenant shall pay all Additional Rent payable under this Lease with respect to the applicable ROFO Space, except to the extent that any such Additional Rent is included in the amounts payable under clause (iii) above.

(e) Amendment. If Tenant exercises the ROFO Option, upon request made by Landlord, Tenant will execute, acknowledge and deliver to Landlord an amendment to this Lease confirming the ROFO Space Commencement Date, Annual Fixed Rental Rate, Monthly Fixed Rental Rate, and Additional Rent payable with respect to the ROFO Space, the incorporation of the ROFO Space into the Premises, and the modifications to this Lease resulting therefrom, as provided in subsection (d). The failure of either party to execute and deliver such an amendment shall not affect the rights, liabilities or obligations of the parties with respect to the ROFO Space.

(f) Reoffer. The ROFO Option of Tenant hereunder with respect to each respective ROFO Space shall terminate and expire on the earlier to occur of (a) Tenant’s failure to exercise its Right of First Offer within the twenty (20) day period provided above or to execute and deliver a lease amendment within the thirty (30) day period provided above, or (b) the date Landlord would have provided Tenant a ROFO Notice if Tenant had satisfied all of the conditions set forth in Section 2.4(c) above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its ROFO Option but failed to deliver an Acceptance Notice within the twenty (20) day period provided above, or to execute and deliver a lease amendment within the thirty (30) day period provided above, and (ii) either (x) Landlord does not enter into a lease for the respective ROFO Space within a period of twelve (12) months following the date of the ROFO Notice, or (y) thereafter prior to entering into a lease (or leases) for such ROFO Space Landlord proposes to lease the respective ROFO Space to a prospective tenant on terms that are “materially more favorable” than those set forth in the ROFO Notice previously delivered to Tenant, then in either situation Tenant’s rights with respect to the respective ROFO Space shall be revived and Tenant shall once again have a ROFO Option with respect to the respective ROFO Space. For purposes hereof, the terms offered to a prospect shall be deemed to be “materially more favorable” from those set forth in the ROFO Notice if there is a reduction of more than seven and one half percent (7.5%) in the “bottom line” cost per rentable square foot of the ROFO Space to the prospective tenant, when compared with the “bottom line” cost per rentable square foot for the ROFO Space under the ROFO Notice, determined by considering all of the economic terms of both proposals, respectively, including, among other relevant factors, the fixed rent, the tax and expense escalation, the additional rent, any free rent periods, and any other concessions and allowances.

(g) Expiration. Notwithstanding any provision contained herein to the contrary, if and when the date which is twelve (12) months prior to then-scheduled Expiration Date of the Term of this Lease occurs (as such expiration date may be extended pursuant to Section 2.3 of this Lease), then, except for the remainder of any time period hereunder for response by Tenant to a ROFO Notice previously delivered to Tenant or the tendering of an amendment after delivery of an Acceptance Notice prior to such date, this Section 2.4 shall become null and void and of no further force or effect and Tenant shall have no further ROFO Options or other rights to lease any ROFO Space pursuant to this Section 2.4. In such event, all of the obligations of Landlord to offer any ROFO Space to Tenant shall be considered to have been fully and completely satisfied, and neither Landlord nor Tenant shall have any further rights, liabilities or obligations under this Section 2.4.

(h) Time is of the essence of this Section 2.4.

2.5	Guaranty. Concurrent with the execution of this Lease, Guarantor has executed and delivered to Landlord the Guaranty (the “Guaranty”) in the form attached hereto as Exhibit G. The Guaranty shall remain in full force and effect throughout the Term.

ARTICLE 3

Condition of Premises; Tenant’s Work

3.1	Condition of Premises. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date free of all tenants and occupants and otherwise in compliance with this Lease. Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the condition existing as of the Commencement Date, in “as is” condition, excepting only Latent Defects, (b) that neither Landlord nor any of Landlord’s agents have made any representations or warranties with respect to the Premises or the Building, and (c) except for payment of the Allowance and the Landlord’s Contribution, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations, additions or improvements to the Premises to prepare the Premises for Tenant’s use and occupancy. Tenant shall notify Landlord promptly after it becomes aware of any Latent Defects. If Tenant does not notify Landlord, of a Latent Defect within one hundred twenty (120) days after the Commencement Date, then Landlord shall have no further liabilities or obligations of any kind, in connection therewith. Latent Defects shall include only defects in the Premises, and in no event shall Latent Defects include defects of any kind or description in or with respect to the Building and/or the Building systems. Promptly after the Commencement Date, Tenant shall, at its own cost and expense, in accordance with and subject to the terms and provisions of this Lease, perform or cause to be performed any and all work necessary to prepare the Premises for Tenant’s initial occupancy, The Building is equipped with telecommunications systems for RCN and Verizon. Landlord shall provide Tenant and/or Tenant’s telecommunications companies with the access to the existing conduits and chases of the Building for the installation and operation of Tenant’s telecommunication systems, including but not limited to voice, video, data and other telecommunications services; provided, however, that any such access, installation and operation shall be subject to Landlord’s prior approval in each case, which approval will not be unreasonably withheld, conditioned or delayed. Tenant’s occupancy of any part of the Premises shall be conclusive evidence, that Tenant has accepted possession of the Premises in its then-current condition, and that at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease.

3.2

Tenant’s Work; Landlord’s Contribution. The “Tenant’s Work” shall mean all alterations and improvements performed by Tenant in connection with the initial build-out of the Premises, excluding the Stairway/Common Area Work which shall be designed by Landlord’s architect and engineers and performed by Tenant’s contractor subject to reimbursement by Landlord as provided below. Landlord has provided Tenant with the architectural and engineering plans listed on the schedule attached hereto as Exhibit J (the “Stairway/Common Area Work Plans”) for the following work (collectively, the “Stairway/Common Area

Work”): (i) the removal of the interior stairway between the sixth (6th) and seventh (7th) floors of the Building, (ii) the construction of the demising walls and common corridors separating the Premises from the remaining balance of the sixth (6th) floor, (iii) the stubbing of utilities and other systems as necessary to separately demise the remainder of the sixth floor from the Premise, and (iv) the construction of the common elevator lobby area on the sixth (6th) floor of the Building. Tenant shall engage in a competitive bidding process for general contractors to perform the Stairway/Common Area Work, share on an “open-book” basis the results of the bidding process with Landlord and, after approval of the bid therefor by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), have Tenant’s contractor perform the Stairway/Common Area Work concurrent with the performance of the Tenant’s Work in accordance with the provisions of this Article 3 (subject to the obligation of Landlord to provide the Landlord’s Contribution as hereinafter defined). The “Landlord’s Contribution” shall mean the sum of (i) the hard construction costs of performing the Stairway/Common Area Work, as set forth on the bid therefore approved by Landlord, (ii) the fees payable to any mechanical, electrical, plumbing and/or structural engineers designated by Landlord to assist in the performance of the Stairway/Common Area Work to the extent not paid directly by Landlord, and (iii) the Landlord’s Share of the General Conditions Charges (as hereinafter defined). The “Landlord’s Share of the General Conditions Charges” shall mean the general conditions and overhead and profit charges imposed by the Tenant’s contractor in connection with the performance of both the Tenant’s Work and the Stairway/Common Area Work, as set forth on the bid therefore approved by Landlord, multiplied by a fraction, the numerator of which is the hard construction costs of performing the Stairway/Common Area Work (as set forth on said approved bid) and the denominator of which is the total hard construction cost of performing both the Tenant’s Work and the Stairway/Common Area Work (as set forth on said approved bid); provided, however, if Landlord requests changes to the Stairway/Common Area Work as shown on the Stairway/Common Area Work Plans after the date of delivery of the Stairway/Common Area Work Plans to Tenant for inclusion in the Tenant’s competitive bidding process (a “Stairway/Common Area Work Change”), then Landlord shall pay for the full amount of the general conditions and overhead and profit charges imposed by the Tenant’s contractor in connection with the performance of such Stairway/Common Area Work Change. If Tenant requests a Change Order (as defined below), then Tenant shall pay for the full amount of the general conditions and overhead and profit charges imposed by the Tenant’s contractor in connection with the performance of such Change Order. The Stairway/Common Area Work is to be performed by Tenant’s contractor and reimbursed by Landlord, but such Stairway/Common Area Work shall be without any warranty by Tenant.

3.3

Plans and Specifications. (a) Landlord has approved the final construction documents for the Tenant’s Work which are listed on the schedule attached hereto as Exhibit I (such documentation and the constituent items thereof are referred to herein collectively as the “Construction Documents”). Landlord has also approved PHP Partners as Tenant’s Architect. Tenant has submitted to Landlord and Landlord’s architect (i) four (4) sets of paper versions of the Construction Documents, and (ii) electronic versions of the Construction Documents in AutoCad (dwg) format prepared by Tenant’s Architect. The Tenant’s Work shall be performed in accordance with the Construction Documents and the “Standard Tenant Fit-Out Specifications for 255 State Street” attached hereto as Exhibit F and incorporated herein by this reference (as the same may be updated, amended, modified and supplemented by Landlord from time-to-time, the “Standard Tenant Fit-Out Specifications”). There shall be no requirement for Tenant to use any particular building standard materials or items; however, the Tenant’s Work shall be first-class in all respects and shall be consistent with and complementary to the first-class standards of the Building. Landlord has retained, at its sole cost and expense, the services of the mechanical, electrical, plumbing and structural engineers designated by Landlord (“Landlord’s Engineers”) to assist in the performance of the Stairway/Common Area Work. Tenant shall cause Tenant’s Architect to perform all architectural services typically and reasonably required under typical construction contracts for similar leasehold improvements. Such services shall include, without limitation, all certifications typically and reasonably required to be provided by the architect for similar leasehold improvements in order to obtain a certificate of occupancy for the Premises. Tenant shall be solely responsible for the cost of all architectural and engineering services required for the Tenant’s Work. The Construction Documents for Tenant’s Work shall comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the Americans with Disabilities Act of 1990, as amended from time to time, and the regulations promulgated thereunder (collectively, the “ADA”)) and shall be in a form satisfactory to appropriate governmental authorities responsible for issuing the permits, approvals and licenses required for construction of Tenant’s Work. Landlord shall cause Landlord’s architect and engineers to be available for meetings as reasonably necessary in connection with matters relating to the Stairway/Common Area Work. Landlord shall be solely responsible for the cost of all architectural and engineering services required for the Stairway/Common Area Work. Landlord’s Architect shall be solely responsible for causing the design of the Stairway/Common Area Work to comply with all applicable laws, ordinances and regulations (including, without limitation, the applicable requirements of the ADA) and, to the extent applicable, to be in a form satisfactory to appropriate governmental authorities responsible for issuing the permits, approvals and licenses required for construction of the Stairway/Common Area Work. Tenant’s interior furnishings (i.e., specifications, coordination, supply and installation of furniture, furnishings, telephone and moveable equipment) will be the responsibility of Tenant. Tenant will be responsible for obtaining all permits and approvals for the Tenant’s Work, including, without limitation, a building permit and all applicable electrical and plumbing permits from the City of Boston Department of Inspectional Services.

(b) All requests for amendments, changes, change orders, or alterations to the Construction Documents (each, a “Change Order”) shall require Landlord’s approval, which approval shall not be unreasonably withheld or conditioned and shall be given within the timeframe set forth below (it being understood that any denial shall state Landlord’s objections with specificity so that they may be addressed by Tenant). Landlord’s approval process for a requested Change Order will also include review of Tenant’s fire protection design by Factory Mutual Global representing Landlord’s insurance underwriter. Landlord will give Tenant notice (a “Landlord Plan Notice”) of any objections it may have with respect to any requested Change Order within five (5) business days after receipt by Landlord and Landlord’s Architect of four (4) sets of paper versions of the applicable Construction Documents affected by such Change Order and an electronic version of such Construction Documents. Landlord shall not be deemed unreasonable for withholding approval of any such Change Order which (i) involve or are reasonably anticipated to affect any structural or exterior element of the Building or any portion thereof, (ii) are anticipated to, in Landlord’s reasonable opinion, materially adversely affect the value of the Building or any portion thereof, (iii) are reasonably anticipated to materially adversely affect the proper functioning of the building systems or other facilities, (iv) will materially increase the cost of construction or insurance on the Building or any portion thereof, or may materially increase the Operating Costs or Taxes, or (v) do not incorporate any changes requested by Factory Mutual Global and contained in the Landlord Plan Notice. Concurrently with its review of proposed Change Orders, Landlord will notify Tenant as to which of the proposed installations and improvements shown on the applicable Change Order constitute Specialty Alterations (as defined in Section 1.3) which Tenant will be required to remove at the expiration of the Term.

(c) Tenant shall cause the Change Order and any affected Construction Documents to be revised in a manner sufficient to remedy Landlord’s objections and/or respond to Landlord’s concerns and to be redelivered to Landlord as soon as reasonably possible after Tenant is given a Landlord Plan Notice, Tenant shall exercise diligent efforts to revise the applicable Construction Documents to address the objections contained in each Landlord Plan Notice.

(d) Landlord’s approval of any plans and specifications with respect to Tenant’s Work furnished to and approved by Landlord, or of any changes thereto, shall in no way be deemed an agreement by Landlord that the work contemplated therein fulfills the requirements of Section 3.3(a) hereof. Tenant shall be responsible for the design of the Tenant’s Work. Landlord shall be responsible for the design of the Stairway/Common Area Work.

3.4

Performance of TIW; Tenant’s Contractor. Tenant agrees to employ for the Tenant’s Work a responsible general contractor approved by Landlord, which general contractor shall (1) employ and hire subcontractors who employ union labor to do all union trade work, (2) employ and hire subcontractors who employ labor which will work without interference with other labor working in the Building for any work that is not union trade work, and (3) obtain and maintain the insurance required by Section 6.2.5 of this Lease. Landlord hereby consents to Tenant’s selection of any of Structuretone, Turner Construction, Jones Lang LaSalle or Commodore Construction as Tenant’s general contractor, Tenant shall submit certificates evidencing such insurance coverage to Landlord prior to the commencement of the Tenant’s Work. Tenant shall obtain all necessary governmental licenses, approvals and permits therefor and deliver to Landlord the statements and insurance certificates required hereunder and under 6.2.5 of this Lease on or before the commencement of the Tenant’s Work. Promptly thereafter (subject to delays to the extent caused by Force Majeure Events, provided that tenant uses diligent efforts to minimize the duration and extent of the affect of such Force Majeure Event), Tenant shall commence and diligently prosecute to completion the Tenant’s Work in accordance with the Construction Documents in a good and workmanlike manner employing materials of good quality and in compliance with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall be responsible for all costs and expenses of performing Tenant’s Work, subject to the obligations of Landlord to provide the Landlord’s Contribution and the Allowance. The Tenant’s Work shall otherwise be performed in accordance with the applicable provisions of this Lease, including, without limitation, the provisions of Section 6.2.5; provided, however, in the event of any conflict or inconsistency between the provisions of this Section 3.4 and Section 6.2.5 of this Lease the terms Of this Section 3.4 shall govern and control. Tenant shall provide a project manager who will be the point of contact with Landlord’s Project Manager for all matters dealing with the design and construction of the Tenant’s Work. Landlord hereby designates Tom Walsh as “Landlord’s Project Manager.”

3.5	Funding of Landlord’s Contribution and Allowance.

(a) Landlord agrees to pay to Tenant (a) the Landlord’s Contribution and (b) the Allowance, in accordance with and subject to the requirements and conditions of this Section 3.5; provided, however, as of the date on which Landlord is required to make payment of the Allowance no Event of Default shall have occurred and remains uncured under this Lease. The Landlord’s Contribution shall be applied against the costs of performing the Stairway/Common Area Work and the Allowance shall be applied against the costs of performing the Tenant’s Work. The costs of the Tenant’s Work payable from the Allowance shall include the costs incurred by Tenant for constructing the Tenant’s Work; provided, however, up to 20% of the Allowance, may be used for “soft costs,” including reasonable architectural, consulting, and engineering fees, moving fees, and for the purchase and installation of telecommunications equipment and cabling, and furniture, trade fixtures and other equipment.

(b) Tenant shall reimburse to Landlord, promptly after receipt of invoices therefor, the costs actually incurred by Landlord in connection with providing supplemental or additional security if reasonably required as a result of the Tenant’s Work. In no event shall Landlord be required to disburse the Landlord’s Contribution or the Allowance more frequently than monthly. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured Event of Default under this Lease, and Landlord’s obligation to disburse the Allowance shall resume only when and if such Event of Default is cured.

(c) The Allowance and Landlord’s Contribution shall be paid to Tenant or, at Tenant’s option, to the order of the Tenant’s general contractor, in periodic disbursements within fifteen (15) days after receipt of the following: (i) an application for payment and sworn statement of the contractor substantially in the form of AIA Document G702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from the Tenant’s Architect substantially in the form of the Architect’s Certificate for Payment which is contained in AIA Document G702; (iii) Contractor’s, subcontractor’s and material supplier’s partial waivers of liens covering all Tenant’s Work for which disbursement is being requested, together with such invoices, contracts, and other supporting data as Landlord may reasonably require; (iv) to the extent not previously delivered to Landlord, copies of all construction contracts for the Tenant’s Work, together with copies of all change orders, if any; and (v) a request from Tenant to disburse the Landlord’s Contribution or Allowance, as applicable; provided, however, the final requisition of the Landlord’s Contribution and/or the Allowance, as applicable shall not be paid until fifteen (15) days after Landlord’s receipt of all of the foregoing, together with the following: (i) a written statement from Tenant’s Architect that the Tenant’s Work has been completed in accordance with the Construction Documents and in accordance with all applicable laws, codes, and regulations, (ii) final lien waivers executed by Tenant’s general contractor and by all subcontractors and suppliers, (iii) a complete set of “as-built” plans and specifications for the Tenant’s Work, prepared using electronic AutoCad format, and (iv) a temporary or final unconditional certificate of occupancy for the Premises and all other required governmental approvals for the Tenant’s Work; provided, however, if a temporary or conditional certificate of occupancy is delivered, then thereafter Tenant shall exercise diligent efforts to obtain and deliver to Landlord promptly thereafter, a final, unconditional certificate of occupancy for the Premises.

(d) Without limiting Landlord’s rights and remedies or Tenant’s obligations on account thereof, if arising out of or in connection with the Tenant’s Work any lien or encumbrance is filed against the Property or any part or interest therein, and such lien or encumbrance is not discharged, insured or bonded over or otherwise disposed of to the satisfaction of Landlord within ten (10) days after the filing or establishment thereof, then Landlord shall have no further obligation to make any further disbursements of the Allowance unless and until the same is so discharged or otherwise disposed.

(e) Notwithstanding the foregoing, if Tenant submits a valid and proper requisition for payment of the Landlord’s Contribution and/or the Allowance, and all of the conditions thereto as set forth above have been timely, fully and completely satisfied in full, and Landlord shall fail timely to pay the amount requested and such failure shall continue for ten (10) days after Tenant provides a written notice to Landlord which expressly and specifically identifies such failure to pay the amount requested and specifically references this Section 3.5(d), then Tenant shall have the right to set-off such unpaid amount, together with interest at the Default Rate for the period from the date such payment was due until the date of such set-off, against the next monthly installments of Rent payable under this lease.

3.6	Mechanic’s Liens. Tenant hereby indemnifies and holds harmless Landlord from and against any liabilities and/or obligations for any and all liens or encumbrances filed against the Property or any part thereof or interest therein arising out of or resulting from the Stairway/Common Area Work (excepting only liens filed by architects or engineers retained by Landlord in connection with the Stairway/Common Area Work), the Tenant’s Work or any other work performed by Tenant under this Lease. Tenant, at its expense, shall procure the discharge of all such liens and encumbrances within ten (10) days after the filing of any such lien or encumbrance against the Premises and/or the Property or any part thereof. If Tenant shall fail to cause any such lien or encumbrance to be discharged within such ten (10) day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lien with interest, costs and allowances. Without limiting the foregoing, any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent under this Lease and shall be paid by Tenant to Landlord on demand. In addition, without limiting the foregoing, if (i) Tenant bonds over or discharges a lien, and (ii) it is subsequently determined in an action or arbitration proceeding, that the lien was filed solely as a result of a failure of Landlord to pay the Landlord’s Contribution when due, then, without limitation and in addition to any other remedy available to Tenant as a result thereof, Landlord shall reimburse Tenant for all costs and expenses incurred by Tenant in connection with bonding or discharging said lien, together with interest at the Default Rate from the date such payment was due until the date that Landlord pays such amount to Tenant.

ARTICLE 4

Rent

4.1

Payment of Rent: Fixed Rent. (a) Tenant covenants and agrees to pay to Landlord, without notice or demand and without abatement, offset, deduction or counterclaim, at the Original Address of Landlord, or at such other place or to such other person or entity as Landlord may from time-to-time direct in writing: (i) Fixed Rent at the Annual Fixed Rent Rate, in equal monthly installments at the Monthly Fixed Rent Rate (which is l/12th of the Annual Fixed Rent Rate), (and for any portion of a calendar month following the Rent Commencement Date or at the end of the Term, at that rate prorated on a daily basis payable for such portion), in advance, on the first day of each calendar month during the Term, commencing on the Rent Commencement Date; and (ii) Additional Rent, in the amounts, at the times and in the manner set forth in this Lease. The Fixed Rent and Additional Rent payable hereunder sometimes are referred to in this Lease collectively as the “Rent.”

(b) If Landlord shall give notice to Tenant that all Rent and other payments due hereunder are to be made to Landlord by electronic funds transfers or by similar means, then Tenant shall make all such payments as shall be due after receipt of such notice by means of such electronic funds transfers or such similar means as designated by Landlord.

4.2	Additional Rent. Tenant covenants and agrees to pay the following, as Additional Rent:

4.2.1	Real Estate Taxes. (a) If for any Tax Year during the Term the Taxes exceed Base Taxes then Tenant shall reimburse Landlord, as Additional Rent, for Tenant’s Percentage of such excess. The Additional Rent payable by Tenant under the preceding two sentences is referred to herein collectively as the “Tax Excess.” Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Tax Excess, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tax Excess, as reasonably estimated by Landlord from time-to-time on the basis of the most recent tax data available. If the total of such monthly payments for any Tax Year is greater than the actual Tax Excess for such Tax Year, then promptly after the expiration of such Tax Year and the determination of the actual amount of Tax Excess for such Tax Year, Landlord shall pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such payments is less than the actual Tax Excess for such Tax Year, then Tenant shall pay the difference to Landlord not more than ten (10) days after Landlord delivers to Tenant an itemized statement of the Tax Excess.

(b) If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the Term hereof, whether as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without Landlord having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant’s Percentage of the refund (less the proportional pro rata expenses, including, without limitation, attorneys’ fees and appraisers’ fees, incurred in connection with obtaining any such refund.

(c) If the Term of this Lease shall commence, or shall end (by reason of expiration of the Term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Tax Excess payable by Tenant for such year shall be appropriately apportioned on the basis of daily prorations and adjusted accordingly.

(d) The term “Taxes” shall mean all ad valorem real estate and personal property taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time and from time-to-time during the Term by any governmental authority upon or against the Property and/or any part thereof, or taxes in lieu thereof, and in the case of personal property taxes, those taxes payable with respect to personal property located at and used in connection with the maintenance and operation of the Property. “Taxes” shall also include all taxes and payments assessed, levied, imposed or otherwise payable in lieu of the foregoing, all costs and expenses (including reasonable attorneys fees) incurred in contesting any of the foregoing, and all other additional types of taxes assessments, levies, impositions, fees and charges however described or imposed upon the Property and/or the Landlord with respect to the Property. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the Rent reserved hereunder and/or the ownership of the Property, either wholly or partially in substitution for, or in addition to, ad valorem real estate taxes assessed or levied on the Property and/or any part thereof, such tax or excise on rents shall be included in Taxes; provided however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, transfer, net income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2	Personal Property Taxes. Tenant shall pay all taxes, assessments, betterments and other charges and impositions charged, assessed or imposed upon the personal property, fixtures and equipment of Tenant in or upon the Premises prior to the due date thereof.

4.2.3

Operating Costs. (a) If for any calendar year during the Term the Operating Costs exceed the Base Operating Costs, then Tenant shall reimburse Landlord, as Additional Rent, for Tenant’s Percentage of such excess (such amount being hereinafter referred to as the “Operating Costs Excess”). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs Excess, in monthly amounts reasonably estimated by Landlord from time-to-time to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs Excess for such calendar year. If, at the expiration of any respective calendar year the total of such monthly payments made by Tenant is greater than the actual Operating Costs Excess for such year, then promptly after the expiration of such calendar year and the determination of the actual amount of Operating Costs Excess, Landlord shall pay to Tenant or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such payments is less than the Operating Costs Excess for such year, then Tenant shall pay the difference to Landlord within not more than thirty (30) days after the date Landlord furnishes to Tenant an itemized statement of the Operating Costs Excess. Landlord shall deliver the annual statement of actual Operating Costs Excess not later than one hundred eighty (180) days after the expiration of the respective calendar year. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

(b) The term “Operating Costs” shall mean all costs or expenses of every kind and nature paid or incurred by Landlord in connection with the operation, cleaning, management, maintenance, repair and upkeep of the Property, including, without limitation, all costs of maintaining and repairing the Property (including snow removal, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) required or desirable in order to keep the Property in good working order, repair; appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all premiums and costs of insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, ventilation, and water (including sewer charges) and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and worker’s compensation insurance premiums related thereto with respect to any employees (but not above the grade of general manager) of Landlord or its affiliates or manager engaged in security and maintenance of the Property; attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases or disputes with tenants) and auditing and other professional fees and expenses; shuttle services; management fees not in excess of 3% of gross rent receipts for the Building for the applicable year; fire protection service fees and similar governmental charges not included in Taxes; and the portion fairly allocable to the Property of any and all of the foregoing costs incurred with regard to the operation, maintenance and repair of any facilities shared by the Property with any other properties.

(c) There shall not be included in such Operating Costs the following: (1) brokerage fees (including rental fees) related to the operation of the Building; (2) interest and depreciation charges incurred on the Property; (3) expenditures made by Tenant with respect to (a) cleaning, maintenance and upkeep of the Premises, or (b) the provision of electricity to the Premises; (4) any ground lease rent; (5) costs of leasing space, including advertising and leasing commissions; (6) costs of services provided by affiliates of Landlord (other than the management fees set forth above) to the extent such costs exceed market competitive costs for such services for owner managed buildings; (7) Capital Expenditures (as hereinafter defined) which are required in order to cause the Building to comply with Requirements that are effective and applied to the Building (whether through adoption, promulgation, application, interpretation or otherwise) as of the date of this Lease and rent for items which if purchased, rather than rented, would not be includable in Operating Expenses pursuant to Section 4.2.3(d); (8) bad debt expenses and payments of principal, interest or mortgage charges, or other costs of financing or refinancing or brokerage commissions, or the costs of selling, syndicating, financing, mortgaging or hypothecating Landlord’s interest in the Property, or the costs of defending any lawsuits with mortgagees; (9) the cost of repairs or other work caused by any insured casualty or the exercise of the right of eminent domain, to the extent the Landlord is reimbursed by insurance awards, rebates or condemnation proceeds; (10) leasing commissions, brokerage fees, legal fees, advertising costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or occupants, or prospective tenants or occupants; (11) the costs of renovating or otherwise improving, decorating, painting or redecorating premises for other tenants or other occupants of the Building; (12) any fines or penalties incurred by Landlord as a result of a violation by Landlord of applicable laws or governmental rule or authority; (13) costs of installing sculpture, paintings or other objects of art in common areas, except to the extent required to maintain the Building in first-class condition; (14) wages, salaries or other compensation paid to any executive employees above the grade of general manager, except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Costs; (15) costs or fees relating to the defense of the title or interest of Landlord in the Property; (16) income, excess profits, franchise taxes or other taxes assessed on the income of the Landlord from the Property; (17) costs of maintaining the legal entity constituting the Landlord; (18) costs of the charitable or political contributions of the Landlord; (19) costs incurred by Landlord to the extent that Landlord is reimbursed by third parties; (20) third-party management fees in excess of the percentage set forth in Section 4.2.3(b) and management fees paid or charged by affiliates of Landlord in excess of 3% of gross rent receipts; or (21) fines, penalties or interest to the extent caused by the negligence or willful misconduct of Landlord or its agents or employees.

(d) If, during the Term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively, “Capital Expenditures”), then the “annual charge-off’ of such Capital Expenditure shall be included in Operating Costs for each calendar year in which such Capital Expenditure is made, and for each subsequent calendar year only if (i) the Capital Expenditure is reasonably intended to effect savings in Operating Costs, or (ii) is made to comply with a Requirement which becomes effective (whether through adoption, promulgation, application, interpretation, or otherwise) after the date of this Lease. The “annual charge-off’ shall be determined by (i) dividing the original cost of the Capital Expenditure by the number of years of useful life thereof (which useful life shall be determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item or making of a capital expenditure); and (ii) adding to such quotient an interest factor computed on the unamortized balance of such Capital Expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on similar properties within the locality in which the Building is located; provided, however, if Landlord reasonably concludes on the basis of engineering estimates that such Capital Expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of such Capital Expenditure computed as aforesaid, then the annual charge-off shall be determined by (i) dividing the original cost of such Capital Expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such Capital Expenditure; and (ii) by adding the interest factor, as aforesaid.

(e) If during all or any portion of any year for which Operating Costs are being computed, less than 95% of the rentable area of the Building is occupied by tenants, or Landlord does not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Cost) to any leasable areas of the Building, then for purposes of calculating Operating Costs for such year, the actual Operating Costs incurred for such year or portion thereof shall be reasonably extrapolated by Landlord to be the estimated Operating Costs that would have been incurred if 95% of the rentable area of the Building had been occupied by tenants and such item(s) of work and services were being supplied to tenants occupying 95% of the rentable area of the Building, and for the purposes of this Section 4.2.3, such extrapolated amount shall be deemed to be the Operating Costs for such year or portion thereof.

(f) Each statement of Operating Costs delivered to Tenant shall constitute an account stated between Landlord and Tenant and shall be conclusively binding upon Tenant, unless Tenant (i) pays to Landlord when due the amount set forth in such statement, without prejudice to Tenant’s right to dispute such statement, and (ii) within one hundred eighty (180) days after such statement is sent, sends a written notice to Landlord objecting to such statement and specifying the reasons therefor, in which event, upon request, Tenant may, at its sole cost and expense, audit the books and records pertaining to the Operating Costs for the subject year. Said audit shall be performed either (i) at a mutually satisfactory time at Landlord’s offices in Boston, Massachusetts, or (ii) after physical or electronic delivery to Tenant of the relevant documents. Tenant agrees that Tenant will not employ, in connection with any such audit or any dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. In connection with any such audit, Tenant, such accountants and all consultants and agents of Tenant shall keep all information confidential and shall execute and deliver to Landlord a commercially reasonable and mutually acceptable confidentiality agreement, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such audit. Tenant shall pay the fees and expenses relating to such audit, unless it is conclusively determined that Landlord overstated Operating Costs by more than 5% for such year, in which event Landlord shall reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant in such audit.

4.2.4	Insurance. Tenant shall, at its cost and expense, obtain and maintain throughout the Term, the following insurance protecting Landlord and all Landlord Affiliates, as requested by Landlord from time-to-time:

4.2.4.1	Commercial general liability insurance, in the broadest and most comprehensive form generally available from time-to-time, naming Tenant as insured, and Landlord, Landlord’s managing agent, the Landlord Affiliates (of which Tenant has been given notice), and any mortgagee of which Tenant has been given notice as additional insureds, and indemnifying the parties so named on an occurrence basis against all claims and demands for death or any injury to persons or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the Term, shall be for such higher limits, if any, as Landlord determines in its reasonable discretion as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes.

4.2.4.2	Insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “all risk” property insurance policies with extended coverage, insuring all of Tenant’s furniture, furnishings, fixtures, and equipment, for the full insurable value thereof or replacement cost value thereof, having a deductible amount, if any, of not greater than $25,000.00 per annum;

4.2.4.3	During the performance of any Alterations (including the Tenant’s Work), until completion thereof, builder’s risk insurance on an “all risk” basis and on a completed value form, for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors), any superior mortgagee and any superior lessor in all work incorporated in the Building and all materials and equipment in or about the Premises;

4.2.4.4	Workers’ compensation insurance, in amounts and with coverages as required by law;

4.2.4.5	Business interruption insurance, which may be included within a blanket limit covering multiple office locations including the Premises, in commercially reasonable amounts; and

4.2.4.6	Such other insurance, in such amounts and with such coverages as Landlord may reasonably require from time to time, provided that such coverages are consistent with coverages then customarily being required by other landlords of comparable buildings in Boston, Massachusetts.

4.2.4.7	All such policies shall be obtained from insurance companies with A.M. Best ratings of “A-” or better, Class VIII or larger, and with S&P ratings of “AA” or better. All such insurance companies shall be qualified to do business and in good standing in the Commonwealth of Massachusetts. All such insurance companies and the amount of insurance allocated thereto shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the Term hereof and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

4.2.4.8	All insurance which is carried by either party with respect to the Building, the Premises or furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing such provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount covered by such insurance. Tenant shall not acquire as insured under any insurance carried by or on behalf of the Landlord with respect to the Premises any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

4.2.5	Utilities. Tenant shall pay to Landlord, as Additional Rent, the Condenser Water Charge for condenser water supplied by Landlord pursuant to Section 5.1.1, the

Overtime HVAC Charge for the Overtime HVAC service provided by Landlord pursuant to Section 5.1.2, and all charges for electricity supplied by Landlord to the Premises, if any (which may include electricity for ventilation and cooling, including reheat coils, fan boxes, compressors and refrigerating units serving the Premises). Tenant shall also pay, to the appropriate third party, all charges for telephone and other utilities or services not supplied by Landlord pursuant to Sections 5.1, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3	Late Payment of Rent. If Tenant shall fail to pay any installment of Rent more than two (2) days after the date that such Rent was due, and if on a prior occasion in the twelve (12) month period immediately preceding such date Tenant also failed to pay any installment of Rent more than two (2) days after the date that such Rent was due, then in addition to the outstanding amounts, Tenant shall pay Landlord a late payment fee equal to 5% percent of the overdue payment.

ARTICLE 5

Landlord’s Covenants

5.1	Affirmative Covenants. Landlord covenants with Tenant:

5.1.1	Condenser Water. To furnish condenser water and a condenser water connection to the heat pump and related equipment which are to be installed by Tenant at its sole cost and expense. Tenant shall pay to Landlord the “Condenser Water Charge.” The “Condenser Water Charge” is currently $650.00 per ton per annum and is subject to increase by Landlord from time to time.

5.1.2	Overtime HVAC. To furnish heating, ventilation and cooling services both during Normal Business Hours and upon notice from Tenant as provided below, at times other than during Normal Business Hours (“Overtime HVAC Services”). For Overtime HVAC Services Tenant shall pay to Landlord the “Overtime HVAC Charge.” The “Overtime HVAC Charge” is currently $80.00 per hour per floor and is subject to increase by Landlord from time to time. Overtime HVAC Services shall be provided for a minimum of two (2) hours and Tenant shall submit a request to Landlord not less than twenty four (24) hours prior to the commencement of said Overtime HVAC Services, which request may be made via telephone or email to the Building manager.

5.1.3

Electricity. To furnish electrical service to the Premises. Tenant shall contract directly with the electricity company furnishing electric service to the Building for electric service to the Premises. Landlord has installed a separate meter in the Premises to measure Tenant’s consumption of electricity. Tenant shall pay all amounts payable to the utility company, on a timely basis, and in all events prior to the due date thereof. Landlord shall maintain the meter in good working order and repair. If Tenant fails to pay such charges on a timely basis, then Landlord may pay such charges directly to the utility company and Tenant shall reimburse Landlord as additional rent for all amounts expended by Landlord in connection therewith within ten (10) days after receipt of a bill therefor. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises.

5.1.4	Cleaning. To provide cleaning to the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food) and the common areas of the Building substantially in accordance with the Cleaning Specifications attached hereto as Exhibit D and incorporated herein by this reference. Notwithstanding the foregoing, Tenant, at Tenant’s expense, shall cause any portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by vermin, roaches or rodents, on a regular basis. Without limiting the foregoing, except as set forth above, in no event shall any portion of the Premises (other than a kitchenette area) be used for the storage, preparation, service or consumption of food or beverages.

5.1.5	Water. To furnish water to the Premises for ordinary cleaning, lavatory and toilet facilities.

5.1.6	Passenger Elevator Service. To furnish passenger elevator service from the lobby to the Premises.

5.1.7	Security and Access. To furnish at least one (1) attendant in the Building during Normal Business Hours, and a card access control system for access to the Building and Premises after Normal Business Hours, including, without limitation, elevator access cards if needed for elevator access to floors. Tenant understands that except as expressly set forth in this Section 5.1.7, Landlord will not provide Tenant with any security guards or alarm or security systems of any kind or nature. Notwithstanding the foregoing, in no event shall Landlord have any liability or obligation to Tenant arising from any claims for loss, injury or damage to persons or property in connection therewith. Subject to reasonable security measures and Force Majeure Events, or when precluded by casualties or eminent domain events, Tenant and its employees shall have access to the Building and Premises twenty-four (24) hours per day, seven (7) days per week, three-hundred-sixty-five (365) days per year during the Term, as the same may be extended in accordance with Section 2.3 of this Lease.

5.1.8

Repairs. Except as otherwise expressly provided herein, to make such repairs and replacements to the roof, exterior walls, exterior windows, floor slabs and other structural components of the Building, and to the common areas, facilities and plumbing, electrical, heating, ventilating and air-conditioning systems of the Building (including without limitation such base building electrical, heating, ventilating and air-conditioning systems that serve the Building and the Premises) as may be necessary, to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof, and repairs or replacements occasioned by any negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

5.1.9	Telecommunications. To permit Tenant, at its sole cost and expense, to install in a riser location (or locations) designated by Landlord in its reasonable discretion, its telecommunications lines, cables and equipment (“Tenant’s Telecommunications Equipment”). Except with respect to Tenant’s Telecommunications Equipment installed as part of the Tenant’s Work, which shall be subject to prior approval by Landlord pursuant to Section 3.3, the capacity, size, location and dimensions of such risers and of each element of the Tenant’s Telecommunications Equipment shall be subject to Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed. Tenant’s Telecommunications Equipment shall be considered to be an Alteration for all purposes under this Lease, and shall comply with the provisions of Section 6.2.5 and all of the other provisions of this Lease. Tenant shall remove the Tenant’s Communication Equipment upon the expiration or earlier termination of this Lease.

5.1.10	Property Insurance. To maintain throughout the Term, as the same may be extended pursuant to section 2.3 of this Lease, property insurance insuring the Building against loss or damage by fire and other perils covered under so-called “all risk,” vandalism, malicious mischief coverage, boiler and machinery coverage and such other insurable hazards and contingencies as are from time to time normally insured against by owners of comparable first-class multi-tenant office buildings in the City of Boston, in an amount approximately equal to the full replacement cost thereof, including, without limitation, builder’s risk coverage for the Stairway/Common Area Work and Tenant’s Work (subject to such commercially reasonable deductibles as Landlord may elect from time to time). From time to time upon the reasonable request of Tenant Landlord shall deliver to Tenant certificates evidencing all such insurance. All policies of insurance maintained by Landlord shall contain the same waiver of subrogation provisions for the benefit of Tenant as Tenant is required to obtain in its insurance policies for the benefit of Landlord.

5.1.11

Representations of Landlord. Landlord represents and warrants to Tenant as follows: (i) Landlord is the fee simple and record owner of the Property and the Building, and has the full right, power and authority to execute, deliver and perform its obligations under this Lease and has obtained all consents and taken all actions necessary in connection therewith; (ii) there are no mortgages or ground leases affecting the Property and/or the Building or any portion thereof, except the mortgage granted to FMR LLC; and (iii) the person executing this Lease on behalf of Landlord is authorized to do so.

5.2	Interruption. Except as otherwise expressly provided below in this Section 5.2, Landlord shall have no responsibilities, obligations, or liabilities for any failure or interruption of any of the above-described services, or for any failure or inability to make any repairs or replacements, if such failure, interruption or inability arises out of or results from emergencies, breakage, accidents, strikes, repairs, inability to obtain supplies, labor or materials, or any other causes beyond the reasonable control of the Landlord. Without limiting the foregoing, in no event shall Landlord ever be liable to Tenant for any lost profits, or for any indirect or consequential damages. No failure or omission on the part of the Landlord to furnish any of the services described in Section 5.1 shall be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement or reduction of, or offset against, Rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its obligations and covenants under this Lease.

Notwithstanding anything to the contrary contained in this Lease, if Tenant is unable despite its good faith commercially diligent efforts to use the Premises for the ordinary conduct of Tenant’s business due solely to (a) an interruption of an Essential Service (as hereinafter defined) which Landlord is required to provide hereunder, or (b) Landlord’s breach of an obligation under this Lease to perform repairs or replacements which results in Landlord’s failure to provide an Essential Service, in each case other than as a result of casualty or condemnation and subject to the provisions of Section 11.5, and such condition continues for a period of longer than ten (10) consecutive business days after Tenant furnishes a notice to Landlord (the “Abatement Notice”) identifying the condition and Essential Service which has been interrupted and stating that Tenant’s inability to use the Premises is solely due to such condition, provided that (i) Tenant does not actually use or occupy the Premises during such ten (10) consecutive Business Day period, (it being understood that entry by Tenant’s employees solely to retrieve files, data, laptops and other equipment shall not be deemed occupancy hereunder), and (ii) such condition has not resulted from the negligence or misconduct of Tenant or any Tenant Party, then Fixed Rent payable on account of the Premises shall be abated on a pro rata per diem basis for the period (the “Abatement Period”) commencing on the eleventh (11th) Business Day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the Premises, or (y) the date on which such condition is substantially remedied. “Essential Service” shall mean the following services, but only to the extent that Landlord is required to provide such services to Tenant pursuant to the terms of this Lease and if not provided the absence of such service shall materially and adversely affect the use of the Premises for the ordinary conduct of Tenant’s business: HVAC service; electrical service; passenger elevator service; and water and sewer service. The foregoing rent abatement shall be the sole and exclusive remedy of Tenant on account of an interruption or lack of an Essential Service for ten (10) consecutive business days or longer after notice from Tenant as set forth in this Section 5.2, and Landlord shall have no further liabilities or obligations to Tenant on account thereof.

5.3	Outside Services. If Tenant wishes to obtain “Outside Services” for the Premises, i.e. services in addition to, or in excess of, the services to be provided by Landlord as set forth herein, then Tenant shall first obtain the prior written approval of Landlord (which approval shall not be unreasonably withheld) for the installation and/or utilization of such Outside Services. For purposes of this Lease, “Outside Services” shall include, but shall not be limited to, cleaning services, television, so-called “canned music” services, security services, and the like. In the event Landlord approves the installation and/or utilization of such Outside Services, such installation and utilization shall be at Tenant’s sole cost, risk and expense, and Landlord shall have no obligations or liabilities in connection therewith.

5.4	Discontinuance of Electrical Service. Notwithstanding any provision to the contrary contained in this Article 5, Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than sixty (60) days notice to Tenant; provided, that, either (a) Landlord discontinues furnishing electricity to tenants (including Tenant) leasing an aggregate of at least 60% of the rentable area of the Building, or (b) Landlord is required to do so by the public utility or pursuant to applicable laws, codes, regulations, or requirements. If Landlord discontinues furnishing electricity to Tenant, then this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant hereunder. If Landlord so discontinues furnishing electricity, then Tenant shall arrange to obtain electricity directly from a utility company serving the Building. All equipment that may be required to obtain electricity of substantially the same quantity, quality and character shall be installed by Landlord at the sole cost and expense of (a) Landlord, if Landlord voluntarily discontinues such service, or (b) Tenant, if Landlord is compelled to discontinue such service by the public utility or pursuant to applicable laws, codes, regulations, or requirements. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from a utility company servicing the Building, unless the utility company is not prepared to furnish electricity to the Premises on the date required as a result of Tenant’s delay or negligence in arranging for service or Tenant’s refusal to provide the utility company with a deposit or other security requested by the utility company, or Tenant’s refusal to take any other action reasonably requested by the utility company.

ARTICLE 6

Tenant’s Additional Covenants

6.1	Affirmative Covenants. Tenant covenants at all times during the Term and for such additional time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.1.1	Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent, the Additional Rent, and all other charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

6.1.2	Use. To use the Premises only for the Permitted Uses (and for no other purpose or purposes), and to obtain and maintain at all times all licenses and permits necessary or required therefor, at Tenant’s sole expense. Without limiting the foregoing, Tenant shall deliver to Landlord for its review, copies of all, applications for all such licenses and permits that are issued in connection with the use and occupancy of the Premises or Alterations proposed by Tenant in or to the Premises, prior to submission thereof to the applicable governmental authorities.

6.1.3	Repair and Maintenance. To maintain the Premises in first-class, good and neat order, condition and repair; to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems located within the Premises, in order to maintain such systems in good working order, appearance and condition, in all cases reasonable use and wear thereof and damage by fire or casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior windows of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make all necessary repairs to the Premises and/or the Property arising out of or resulting from misuse or damage by, or neglect or improper conduct of, Tenant or Tenant’s servants, employees, agents, invitees or licensees or otherwise, damage by fire or casualty excepted. All repairs and replacements performed by Tenant shall be in quality and class equal to the original work. If Tenant fails to perform such obligations and the failure continues for thirty (30) days after delivery of prior notice to Tenant (except in the event of an emergency when such notice may be delivered concurrently), then Landlord may elect, at the expense of Tenant, to perform all such cleaning and maintenance, and to make any such repairs or to repair any damage or injury to the Premises and/or the Property caused by moving property of Tenant into or out of the Premises, or by the installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, customers, patrons, invitees, or licensees.

6.1.4

Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises required by any law, code, ordinance, order, or regulation of any public or governmental authority; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof; provided, however, that

Tenant shall not be obligated to make any structural Alterations or Alterations to the building systems unless the need for such Alterations arises out of or results from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinguished from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any of the provisions of this Lease. Without limiting the foregoing, within the Premises, and with respect to all means of access and egress to and from the Premises (including all entrances and doorways), Tenant shall be responsible for compliance with the ADA.

6.1.5	Indemnification. To the maximum extent permitted by law, to indemnify and hold harmless Landlord and all Landlord Affiliates, and to exonerate, indemnify and hold harmless Landlord and all Landlord Affiliates from and against any and all claims, actions, proceedings, judgments, obligations, liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees), and penalties (collectively, “Claims”) asserted by or on behalf of any person, firm, corporation or public authority (i) arising out of or resulting from any injury, death, damage or loss to any person or property in or upon the Premises and/or the Property (or any part thereof), which Claims arise out of or result from the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all contractors, agents, patrons, employees, invitees, and customers of Tenant), or (ii) arising out of or resulting from (a) any delivery to or service supplied to the Premises other than services supplied by or on behalf of Landlord, or (b) anything whatsoever done on the Premises, excepting, in each case, only to the extent caused by the negligence or willful misconduct of Landlord, its agents, servants or employees. Without limiting the foregoing, if any action or proceeding is brought against Landlord and/or any Landlord Affiliates by reason of any such Claim, upon notice from Landlord and at Tenant’s expense, Tenant shall resist or defend all such actions or proceedings and employ counsel therefor reasonably satisfactory to and approved in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

6.1.6	Landlord’s Right to Enter. To permit Landlord and its agents to enter into and examine the Premises at reasonable times and to make repairs to the Premises and/or the Building, and during the last fifteen (15) months of the Term, to show the Premises and/or the Building. Landlord shall provide reasonable prior notice of such entry (which notice may be verbal), except in the event of emergencies when no such prior notice shall be required but notice shall be provided to Tenant as soon as reasonably practicable following such entry. Tenant shall provide Landlord with copies of keys and a means of access to Tenant’s security system as may be necessary for such entry by Landlord.

6.1.7

Personal Property at Tenant’s Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming by, through or under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant or such other person, excepting only to the extent such damage is caused by the negligence or misconduct of Landlord. If the whole or any part of such personal property shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause, then to the maximum extent permitted by law, Landlord shall have no liabilities or obligations as a result thereof and no part of such loss or damage is to be charged to or to be borne by Landlord, excepting only to the extent such damage is caused by the negligence or misconduct of Landlord.

6.1.8	Payment of Landlord’s Costs of Enforcement. To pay on demand all reasonable expenses (including, without limitation, reasonable attorneys’ fees) incurred from time-to-time by Landlord, in enforcing any obligation of Tenant under this Lease, or in curing any breach or default by Tenant under this Lease.

6.1.9	Yield Up. (a) To yield up and surrender possession of the Premises to Landlord at the expiration of the Term or earlier termination of this Lease; to surrender all keys to the Premises; to remove all of its trade fixtures and personal property from the Premises; to remove all Tenant’s Telecommunications Equipment and wires and cables installed by or on behalf of Tenant; to remove such Specialty Alterations as Landlord may request and all Tenant’s signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant, except for trade fixtures and such of such installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord’s property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine. Tenant shall reimburse Landlord for the entire cost and expense incurred by it in effecting the removal and disposition of property which was required to be removed by Tenant pursuant to this Lease, and in making any repairs and replacements to the Premises after surrender thereof by Tenant.

Without limiting the foregoing, concurrent with the review of the applicable Construction Documents in connection with a Change Order or, upon request of Tenant, concurrent with the review of other plans and specifications in connection with any Alterations, Landlord will notify Tenant as to which of the proposed installations and improvements constitute Specialty Alterations which Tenant will be required to remove at the expiration of the Term provided that Tenant shall include the following legend in capitalized and bold type displayed prominently on the top of the first page of Tenant’s notice delivered concurrently with such plans and specifications: “IF LANDLORD FAILS TO NOTIFY TENANT AT THE TIME LANDLORD APPROVES THESE PLANS AND SPECIFICATIONS THAT ANY ALTERATIONS SHOWN THEREON ARE SPECIALTY ALTERATIONS (AS DEFINED IN THE LEASE), LANDLORD MAY NOT REQUIRE TENANT TO REMOVE SUCH

SPECIALTY ALTERATIONS AT THE END OF THE TERM OF THE LEASE.”

(b) If the Tenant remains in the Premises beyond the expiration of the Term or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at the rent set forth in this Section 6.1.9(b) and otherwise upon the terms and conditions set forth in this Lease. If possession of the Premises (or any part thereof) is not surrendered to Landlord on the expiration or earlier termination of this Lease, then (i) Tenant shall pay to Landlord for each month (or any portion thereof) prior to the date on which Tenant actually surrenders possession of the Premises, a sum equal to one hundred and fifty percent (150%) of the Fixed Rent, Additional Rent, and other charges payable under this Lease as of the day immediately preceding the date of expiration or earlier termination of this Lease, and (ii) if possession of the Premises (or any part thereof) is not surrendered to Landlord by the date which is ninety (90) days after the expiration or earlier termination of this Lease, then Tenant also shall indemnify and hold harmless Landlord from and against all damages (direct, consequential, or indirect) arising out of or resulting from such holding over.

6.1.10	Rules and Regulations. To comply with the Rules and Regulations set forth in Exhibit E and with all reasonable Rules and Regulations as may be adopted from time-to-time by Landlord (the “Rules and Regulations”) and of which Tenant has received notice. Landlord agrees to enforce such Rules and Regulations in a nondiscriminatory fashion, except where differing circumstances justify different treatment; however, Landlord shall not be liable to Tenant for the failure of any other tenant(s) of the Building to comply with such Rules and Regulations. In the event of any conflict or inconsistency between the Rules and Regulations (whether included in Exhibit E or later adopted) and the terms and conditions of this Lease, the terms and conditions of this Lease shall govern and control.

6.1.11

Estoppel Certificates. Within not more than fifteen (15) days after request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate in writing in the form reasonably required by Landlord, certifying as to all or any of the following: (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications stating such modifications), (ii) whether the Term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not, to Tenant’s knowledge, Landlord is in default in performance of any of the terms of this Lease, and, if so, specifying such defaults, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether Tenant claims any offsets or defenses against enforcement of any of the terms of this Lease, and, if so, setting them forth in reasonable detail, and (vii) such further information with respect to Lease and/or the Premises as Landlord may reasonably request and is customary in estoppel certificates provided to landlords, buyers and/or lenders. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by Landlord, any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Property; provided, however, Landlord shall exercise good faith reasonable efforts to keep such financial information confidential and, prior to the delivery of any of Tenant’s financial information to such prospective purchasers, mortgagees or assignees of any mortgage, require such prospective purchasers, mortgagees or assignees of any mortgage to sign a commercially reasonable confidentiality agreement with respect to such confidential information.

6.1.12	Landlord’s Expenses Re Consents. To reimburse Landlord promptly upon demand for all reasonable legal fees and expenses incurred by Landlord in connection with all requests made by Tenant for consents or approvals hereunder.

6.1.13	Outside Sales, etc. Not to (i) solicit sales, place signs, place or maintain any articles in any area of the Property outside of the Premises, or in the lobbies or on the sidewalks, corridors or other common areas of the Building, nor (ii) receive or ship articles of any kind outside the designated loading areas for the Premises, nor (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, street or other common area of the Building.

6.1.14	Fire Extinguishers, etc. To install and maintain automatic, non-toxic, dry chemical fire extinguishing devices approved by the Fire Insurance Rating Organization having jurisdiction over the Premises, and if gas is used in the Premises, suitable gas cut-off devices (manual and automatic).

6.1.15	Receipt and Delivery. To receive and deliver goods and merchandise only through the loading dock designated from time to time by Landlord, during ordinary weekday business hours (except for Saturday deliveries by overnight courier firms such as Federal Express), and to cause all messenger and small scale deliveries to be made through the Building security desk, all in accordance with Landlord’s rules and regulations therefor. Without limitation, no “hand trucks” shall be used in the lobby areas of the Building.

6.1.16	Security Measures. To maintain order and decorum in and around all portions of the Premises, and if auxiliary security personnel shall reasonably be required to maintain such order and decorum the same shall be provided by and at the expense of Tenant whenever requested by Landlord.

6.2	Negative Covenants. Tenant covenants and agrees, at all times during the Term and during such additional times (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.2.1	Assignment and Subletting. (a) Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord in each instance. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant’s intent to so assign this Lease or sublet the Premises, which notice shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, (i) the material business terms on which Tenant would sublet such premises, and (ii) a description of the portion of the Premises to be sublet. Each such notice shall be deemed an offer from Tenant to Landlord whereby Landlord shall be granted the right, at Landlord’s option, (1) to suspend this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of fifty percent (50%) or more of the rentable square footage of the Premises for a sublease term that expires later than twelve (12) months prior to the Expiration Date, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within ten (10) business days after Landlord’s receipt of Tenant’s notice. If Landlord exercises its option to terminate this Lease as to the entire Premises, or to suspend this Lease as to a Partial Space, pursuant to the foregoing provisions, then (a) this Lease shall end and expire, or be suspended, with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence (as if such date were the expiration date of the Term hereof), (b) Rent shall be apportioned, paid or refunded as of such date and Tenant’s Percentage shall be appropriately adjusted, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such termination or suspension, and setting forth any appropriate modifications to the terms and provisions hereof, (d) Landlord shall be free to lease the Premises, or the portion thereof as to which such termination or suspension shall be effective, or any part thereof, to any person or persons, including, without limitation, to Tenant’s prospective assignee or subtenant, and (e) if the termination is only as to a Partial Space, Tenant shall be liable for all costs and expenses of segregating the Partial Space from the remaining Premises, and for the costs of separately demising the Partial Space from the remaining Premises. If Landlord does not elect to terminate or suspend this Lease as aforesaid, then Landlord’s consent shall not be unreasonably withheld to such assignment or subletting, provided that the following conditions are met:

(i) the Guaranty remains in full force and effect and the Guarantor remains fully and completely liable for all of its obligations thereunder, excepting only if, and only if Landlord elects, in its sole and unfettered discretion, to release Guarantor from its obligations under the Guaranty from and after an assignment or subletting and a substitute guaranty from a guarantor satisfactory to Landlord in its sole discretion is provided in form and substance satisfactory to Landlord in its sole and unfettered discretion at the time of such assignment or subletting;

(ii) the proposed assignee or subtenant is not then, and has not within the twelve (12) months immediately preceding such request, been a tenant in the Building or an entity with whom Landlord is dealing or has dealt within such twelve (12) month period regarding the possibility of leasing space in the Building;

(iii) Tenant is not in default under this Lease beyond any applicable grace period;

(iv) the assignee or subtenant shall use the Premises only for the Permitted Uses; and

(v) the form and substance of the proposed sublease or instrument of assignment is reasonably satisfactory to Landlord.

Tenant shall furnish Landlord with any information reasonably requested by Landlord to enable Landlord to determine whether the proposed assignment or subletting complies with the requirements contained herein, including, without limitation, financial statements relating to the proposed assignee or subtenant, which Landlord shall keep confidential.

(a) Tenant shall, promptly after Landlord’s request therefor, reimburse Landlord, as Additional Rent, for all reasonable legal fees and expenses incurred by Landlord in connection with any request by Tenant for such consent provided, however, with respect to each proposed sublease or assignment Tenant shall not be obligated to reimburse Landlord for more than $3,500.00 on account of such costs and expenses, unless such sublease or assignment does not occur in the ordinary course of business (e.g. is in connection with a bankruptcy or reorganization of Tenant) or involves an amendment to this Lease or other additional documentation (other than a customary Landlord’s consent to sublease or assignment agreement), or if Landlord provides unusual or extraordinary services in connection therewith. If Landlord consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the prior written consent of Landlord for any other subletting or assignment. If Tenant has not executed and delivered to Landlord an assignment or sublease within one hundred eighty (180) days after Landlord’s election not to terminate or suspend the Term hereof pursuant to the provisions of Section 6.2.1(a) above, then Tenant shall submit an additional notice to Landlord, and Landlord shall again have the right to terminate the Term in the case of a proposed assignment or to suspend this Lease pro tanto for the period and with respect to the space involved in the case of a proposed subletting, in accordance with the provisions of Section 6.2.1(a) as if Landlord’s prior election not to do so had not been made.

(b) If Tenant shall enter into any assignment of this Lease or any sublease of all or any portion of the Premises, and in connection with any such assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent payable by Tenant hereunder, or in case of any sublease of part of the Premises in excess of the Rent fairly allocable, to such part of the Premises (after first deducting Tenant’s reasonable actual out-of-pocket costs for construction of improvements in connection with said sublease the reasonable third-party fees and expenses for brokerage, advertising, architectural, and legal services actually incurred by Tenant in connection with such assignment or sublease), amortized over the term of the assignment or sublease, then Tenant shall pay to Landlord, promptly after receipt thereof, as Additional Rent, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant. Within sixty (60) days after Landlord’s consent to such assignment or sublease (or if Landlord’s consent is not required hereunder, within such sixty (60) days after the date of such assignment or sublease), Tenant shall deliver to Landlord a complete list of Tenant’s reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction, together with a list of all of Tenant’s personal property to be transferred to such assignee or sublessee. Tenant shall deliver to Landlord evidence of the payment of such fees promptly after the same are paid.

(c) If Tenant is a corporation, the transfer by one or more transfers, directly or indirectly, by operation of law or otherwise, of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this subsection (d) shall not apply to the transfer of shares of stock of Tenant if and so long as the voting of stock of Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this subsection (d) the term “transfers” shall be deemed to include the issuance of new stock or of treasury stock which results in a majority of the stock of Tenant being held by a person or persons that do not hold a majority of the stock of Tenant on the date hereof. If Tenant is a partnership, the transfer (by one or more transfers) of a majority interest in the partnership shall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company, trust, or any other legal entity, the transfer (by one or more transfers) of a majority of the beneficial ownership interests in, or the right(s) to manage and/or direct the operations of, such entity, however characterized, shall be deemed a voluntary assignment of this Lease.

(d) Any assignment or transfer, whether made with Landlord’s consent or without Landlord’s consent because Landlord’s consent is not required pursuant to the applicable provisions of this Section 6.2.1, if and to the extent permitted hereunder, shall not be effective unless and until the assignee or transferee executes, acknowledges and delivers to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee (A) assumes Tenant’s obligations under this Lease (including, without limitation, the obligation to continue to operate for the Permitted Use), and (B) agrees that, notwithstanding such assignment or transfer, the provisions of this Section 6.2.1 shall be binding upon it with respect to all future assignments and transfers.

(e) Notwithstanding the foregoing provisions, Landlord’s prior consent shall not be required for an assignment of this Lease in connection with transactions with an entity which acquires all or substantially all of the assets of or ownership interests in Tenant, or into or with which Tenant is merged or consolidated so long as: (i) such entity shall agree with Landlord to be bound by all of the obligations of Tenant hereunder; (ii) such assignment shall not relieve Tenant of any of its obligations hereunder; (iii) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, and (iv) the Guarantor covenants and agrees, pursuant to a reaffirmation agreement prepared by Landlord, that the Guaranty remains in full force and effect notwithstanding said assignment, unless Landlord elects, in its sole and unfettered discretion as set forth in Section 6.2.1(a)(i), to release Guarantor and accept a substitute guaranty.

(f) Notwithstanding the foregoing provisions, Landlord’s prior consent shall not be required for an assignment of this Lease or a sublease of all or a portion of the Premises to an Affiliate of Tenant (but only for such period of time as such Person remains an Affiliate of Tenant), it being agreed that the subsequent transfer of control, or any other transaction(s) having the overall effect that such Person ceases to be such an Affiliate of Tenant, shall be treated as if such transfer or transaction(s) were, for all purposes, an assignment of this Lease to a third party not an Affiliate of Tenant governed by the provisions of subsection (a). “Affiliate” shall mean any entity (i) of which Wilmer Cutler Pickering Hale and Dorr LLP or Tenant possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, or (ii) of which Wilmer Cutler Pickering Hale and Dorr LLP or Tenant owns not less than fifty percent (50%) of the ownership interests; provided, however, the subsequent sale or transfer of stock or ownership interests having the overall effect that Wilmer Cutler Pickering Hale and Dorr LLP or Tenant no longer holds fifty percent (50%) or more of the ownership interests of such entity shall be treated as if such sale, transfer or other transactions) were for all purposes, an assignment of this Lease. Any assignee or sublessee pursuant to a transaction described in Section 6.2.1(f) or (g) shall be a “Permitted Assignee.”

(g) The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

(h) Notwithstanding the foregoing, the prior consent of Landlord shall not be required with respect to, and the provisions of Section 6.2.1 shall not apply to, occupancy agreements entered into by Tenant with its clients and customers (“Approved Users”) for the temporary occupancy of space within the Premises, provided that (a) Tenant does not separately demise such space and the Approved Users utilize, in common with Tenant, common entryways to the Premises as well as shared central services, such as reception, photocopying and the like; (b) the Approved Users shall not occupy, in the aggregate, more than 20% of the Rentable Area in the Premises; (c) the Approved Users occupy space in the Premises for the Permitted Uses and for no other purpose; and (d) if requested by Landlord, Tenant notifies Landlord, in writing, of the identity of any such Approved Users prior to occupancy of the Premises by such Approved Users. If any Approved Users occupy any portion of the Premises as described herein, (i) the Approved Users shall comply with all provisions of this Lease, and a default by any Approved User shall be deemed a default by Tenant under this Lease; (ii) all notices required to be provided by Landlord under this Lease shall be forwarded only to Tenant in accordance with the terms of this Lease and in no event shall Landlord be required to send any notices to any Approved Users; (iii) in no event shall any use or occupancy of any portion of the Premises by any Approved User release or relieve Tenant from any of its obligations under this Lease; (iv) the Approved Users shall be deemed to be contractors of Tenant for purposes of Tenant’s indemnification obligations set forth in this Lease; and (v) in no event shall the occupancy of any portion of the Premises by Approved Users be deemed to create a landlord/tenant relationship between Landlord and such Approved Users, and, in all instances, Tenant shall be considered the sole tenant under this Lease notwithstanding the occupancy of any portion of the Premises by the Approved Users.

6.2.2

Nuisance. Not to permit or cause any offensive odors or vibrations to be emitted from the Premises. Not to injure, deface or otherwise harm the Premises or the Property (or any part thereof), nor to commit any nuisance; nor permit in the Premises any vending machine (except as used for the sale of merchandise to employees and guests of Tenant) or kerosene, gasoline, or inflammable or combustible or explosive fluid or chemical substance (other than limited quantities of such materials or substances reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in Tenant’s normal operations in the Premises); nor permit any cooking to such extent as requires special exhaust venting or in violation of the Rules and Regulations; nor permit the emission of any objectionable noise or odor; nor permit use of any telecommunications or other equipment which interferes with the use and enjoyment by any other tenant of the Building of its demised premises; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord’s insurance or cause any increase above normal insurance premiums on the Building; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3	Hazardous Wastes and Materials. Not to cause or permit any Hazardous Materials to be used, handled, generated, stored or disposed of on, under or above, or transported to or from, the Premises and/or the Property (collectively, “Hazardous Materials Activities”). Nothing contained herein shall be deemed to prevent Tenant from using de minimus quantities of commercially available cleaners and office supplies which are customarily used in the ordinary course of first-class business office operations, which cleaners and/or office supplies contain Hazardous Materials; provided that, Tenant shall use such cleaners and/or office supplies in strict compliance (at Tenant’s sole cost and expense) with all applicable laws, and shall use all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. Landlord shall not be liable to Tenant for any loss, cost, expense, claim, damage or liability arising out of any Hazardous Materials Activities by Tenant, or by Tenant’s employees, agents, contractors, licensees, customers or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to and approved by Landlord, and hold Landlord and all Landlord Affiliates harmless from and against any and all losses, costs, expenses (including, without limitation, all reasonable attorneys fees), claims, damages, obligations and liabilities arising out of: (i) any Hazardous Materials Activities on the Premises first occurring after the Commencement Date, whether or not consented to by Landlord; (ii) any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees, customers or invitees or anyone claiming by, through or under Tenant, wherever occurring; and (iii) any contamination, claim of contamination, loss or damage, or the like arising out of or resulting from the foregoing. For purposes hereof, “Hazardous Materials” shall include but not be limited to substances defined as “hazardous substances,” “toxic substances” or “hazardous wastes” or “oil” in any local, state or federal law, rule, regulation or ordinance (collectively, “Environmental Law(s)”). If Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list from time-to-time as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement and any updates thereof required by any applicable Environmental Laws. If Tenant’s activities violate or create a risk of violation of any Environmental Law or cause a spill, discharge, release or exposure to any persons or property, Tenant shall cease such activities immediately. Tenant shall immediately notify Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials in or about the Premises, or of any condition in or about the Premises constituting an “imminent hazard” under any Environmental Laws. Landlord, Landlord’s representatives and employees may enter the Premises during the Term to inspect Tenant’s compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Environmental Laws to any applicable governmental agencies or authorities.

6.2.4	Floor Load; Heavy Equipment. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which Landlord reasonably determines the floor is adequate to carry, and in no event, in excess of that allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall reasonably authorize in each instance.

6.2.5

Improvements, Alterations and Additions. (a) Not to make any installations, improvements alterations or additions (collectively, “Alterations”) in, to or on the Premises, nor the installation or modification of any locks or security devices, without on each occasion obtaining the prior written consent of Landlord. Notwithstanding the foregoing, Landlord’s prior written consent shall not be required in connection with usual and customary interior decorative or cosmetic Alterations that satisfy the following criteria: (i) the Alteration is of a decoration or cosmetic nature such as wallpapering, painting, carpeting or installation of artwork, (ii) the Alteration is non-structural and does not affect the Building Systems, (iii) the Alteration affects only the Premises and is not visible from outside of the Premises or the Building, (iv) the Alteration will not adversely affect any service furnished by Landlord to Tenant or to any other tenant of the Building, (v) the Alteration does not require work to be performed inside the walls, above the ceiling, or below the floor of the Premises, and (vi) the Alteration is in compliance with, and does not cause any violations of, all applicable laws, codes, ordinances, by-laws, and requirements. All Alterations (excepting only decorative Alterations) shall be performed pursuant to plans and specifications approved by Landlord in advance in each instance and by contractors approved by Landlord in its reasonable discretion. All Alterations shall be performed in a manner and fashion so as to minimize interference with the other tenants and occupants of the Building, with Landlord and Landlord’s operations in the Building and with other labor working on the Premises and/or the Property (or any part thereof). Tenant shall pay promptly when due the entire cost and expense of all Alterations to the Premises undertaken by Tenant and in any event shall cause the Premises at all times to be free of liens for labor and materials. All Alterations performed by Tenant shall be performed in a good and workmanlike manner, employing materials of the highest quality and in compliance with all applicable Requirements. To the maximum extent permitted by law, Tenant shall indemnify and hold harmless Landlord and all Landlord Affiliates from (i) any personal injury, death, damage or loss to any person or property arising out of or resulting from any Alterations undertaken by Tenant, and (ii) any liabilities and/or obligations for any and all liens or encumbrances filed against the Property or any part thereof or interest therein arising out of or resulting from the Alterations performed by Tenant. Tenant, at its expense, shall procure the discharge or bonding of all such liens and encumbrances within thirty (30) days after the filing of any such lien or encumbrance against the Premises and/or the Property or any part thereof. If Tenant shall fail to cause any such lien or encumbrance to be discharged or bonded within such thirty (30) day period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings, and in any such event Landlord shall be entitled, if it elects, to compel the prosecution of an action for the foreclosure of such lien and to pay the amount of the judgment in favor of the lien with interest, costs and allowances. Without limiting the foregoing, any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rent under this Lease and shall be paid by Tenant to Landlord within ten (10) days after demand.

(b) Prior to commencing any Alterations, Tenant shall, at Tenant’s sole cost and expense: (i) secure all licenses, permits and approvals required by any governmental authorities in connection therewith; (ii) deliver to Landlord a statement of the names of all of its contractors and subcontractors, and the estimated costs of all labor and material to be furnished by them; (iii) furnish to Landlord reasonably satisfactory evidence of the insurance coverages maintained by Tenant in accordance with the requirements of Section 4.2.4 of this Lease; and (iv) cause each contractor to carry (A) workers’ compensation insurance in statutory amounts and employer’s liability insurance with limits of not less than $500,000.00 per accident covering all the contractor’s and subcontractor’s employees, (B) commercial general liability insurance, including completed operations coverage, for a period of not less than one (1) year beyond completion of the work that the contractor/subcontractor performs, with such limits as Landlord may reasonably require but in no event less than $5,000,000.00 per occurrence, and (C) automobile liability insurance with such limits as Landlord may reasonably require, but in no event less than $1,000,000.00 combined single limit per accident, with liability coverage of not less than $4,000,000.00 (for a total of $5,000,000.00 in an umbrella liability policy). All such insurance coverages (i) shall be written by companies duly licensed in the Commonwealth of Massachusetts and reasonably approved by Landlord, (ii) shall name Landlord, all Landlord Affiliates requested by Landlord, and Tenant as additional insureds, as their respective interests may appear, as well as their respective contractors and subcontractors, (iii) shall contain a waiver of subrogation provision in favor of Landlord and all such Landlord Affiliates, and (iv) shall provide primary coverage as to any other coverage maintained by any insured other than Tenant. Tenant shall deliver to Landlord certificates of all such insurance before Tenant begins any Alterations.

(c) Landlord may inspect the Alterations in progress at reasonable times and from time-to-time; provided, however, Landlord shall, except in case of emergency, (i) give Tenant reasonable prior notice of such inspections, and (ii) conduct such inspections so as to minimize interference with the construction work of Tenant.

(d) At Landlord’s request, promptly after such Alterations are completed, Tenant shall provide Landlord with a complete set of “as-built” plans for the portions of the Premises affected by such work, prepared using electronic CAD files in AUTO CAD format.

(e) All Alterations shall be performed (a) in a good and first-class workmanlike manner and free from defects, (b) in accordance with the plans and specifications approved by Landlord, and by contractors approved by Landlord, (c) if requested by Landlord, under the supervision of a licensed architect reasonably satisfactory to Landlord, and (d) in compliance with all applicable laws, by-laws, ordinances, codes, regulations and guidelines, the terms of this Lease, and all procedures and regulations then prescribed by Landlord for coordinating all work performed in the Property.

(f) Tenant shall pay promptly to Landlord or its designee, upon demand, all reasonable out-of-pocket architectural and engineering fees and costs actually incurred by Landlord in connection with the review and supervision of Tenant’s Alterations (including the Tenant’s Work), including costs incurred in connection with Landlord’s review of the Alterations (including review of requests for approval thereof). In addition, if Tenant’s Alterations shall cost more than $100,000.00, Tenant shall pay to Landlord or its designee, upon demand, an administrative fee in the amount of three percent (3%) of the total cost of such Alterations; provided, however, no such administrative fee shall be payable in connection with Tenant’s Work.

(g) The approval of plans or specifications, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s agreement or representation that such plans, specifications or Alterations comply with any laws, codes, ordinances, rules, guidelines or requirements. Landlord shall have no liability to Tenant or any other party in connection with Landlord’s approval of any plans and specifications for any Alterations, or Landlord’s consent to Tenant’s performing any Alterations.

6.2.6	Abandonment. Not to abandon or vacate the Premises during the Term without continuing to pay Rent when due hereunder.

6.2.7	Signs; Building Directory. Not to install or place any signs, displays, curtains, blinds, shades, awnings, aerials, or the like, in any areas that may be visible from outside the Premises, excepting only with the prior written approval of the Landlord in each instance. Landlord will, at Landlord’s expense, install the name of the Tenant in the Building lobby directory. Without limiting the foregoing, subject to Landlord’s approval and in accordance with the signage standards and specifications adopted by Landlord from time-to-time, Tenant may at its sole cost and expense install identification signage on the entrance doors to the Premises and in the elevator lobby area of the floor on which the Premises are located.

ARTICLE 7

Casualty or Taking

7.1	Termination. In the event that the Premises or the Building and/or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or other casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty. In addition to Landlord’s right to terminate as provided herein, Tenant shall have the right to terminate this Lease if either (i) more than thirty-five percent (35%) of the Rentable Area of the Premises shall be destroyed or materially damaged by fire or casualty, or (ii) a material portion of the common areas of the Building are destroyed or materially damaged such that Tenant is deprived of reasonable access to the Premises; and as a result thereof, (a) the Premises are not, despite Tenant’s commercially reasonable good faith efforts, usable by Tenant in the ordinary course of Tenant’s business; and (b) within not more than thirty (30) days after the date of the casualty or damage or of the date of Landlord’s notice to Tenant of such taking, Tenant provides Landlord with written notice of its election to terminate this Lease. Subject to the terms of this Section 7.1, if Tenant timely and properly notifies Landlord of its election to terminate this Lease, this Lease shall terminate thirty (30) days after the date such notice is received by Landlord. Notwithstanding anything to the contrary in this Article 7, if any damage during the final 18 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this paragraph, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 35% of the Rentable Area of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than 90 days.

7.2

Restoration. Subject to the terms of Section 7.1, if neither Landlord nor Tenant elects to terminate this Lease, then this Lease shall continue in force and, if such taking or damage is of or to the Premises, a just proportion of the Rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence (subject to delays which result from any cause beyond the reasonable control of Landlord) to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. Should the net proceeds of insurance recovered or damages awarded be insufficient to cover the cost of restoring the Premises, in the reasonable estimate of the Landlord, the Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises with all reasonable diligence or the

Landlord may terminate the Lease by giving notice to the Tenant not later than a reasonable time after the Landlord has determined the estimated net proceeds of insurance recovered or damages awarded and the estimated cost of such restoration. In case of damage or destruction, as a result of a risk which is not covered by the Landlord’s insurance, the Landlord shall likewise be obligated to rebuild the Premises, all as aforesaid, unless the Landlord, within a reasonable time after the occurrence of such event, gives written notice to the Tenant of the Landlord’s election to terminate this Lease. “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually received by Landlord less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. If Landlord’s restoration work has not been substantially completed within twelve (12) months after the taking or damage, then Tenant shall have the right to terminate this Lease by giving Landlord written notice of its election to do so within thirty (30) days after the end of such twelve (12) month period, and if Tenant timely gives such notice, this Lease shall terminate on the date which is thirty (30) days after the date of the giving of such notice, unless Landlord’s restoration work is substantially completed within such thirty (30) day period, in which event such termination notice shall be null and void and this Lease shall continue in full force and effect.

7.3	Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation for any taking of the Premises (including, without limitation, any taking of the leasehold interest of Tenant) shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. The Tenant shall be entitled to receive and retain only such amounts as may be specifically awarded to it in any such condemnation proceedings, as a result of the taking of its trade fixtures or furniture and its leasehold improvements to the extent the Landlord’s award is not thereby reduced and the Tenant is not otherwise reimbursed for the same by the Landlord.

ARTICLE 8

Defaults

8.1	Events of Default. If any of the following occurs:

(a) Tenant shall default in the payment when due of any Fixed Rent or Additional Rent, and such default shall continue for five (5) business days after notice thereof from Landlord; or

(b) Tenant shall have previously defaulted more than twice in any twelve (12) month period in the payment when due of any Fixed Rent or Additional Rent, Tenant subsequently defaults in the payment when due of any Fixed Rent or Additional Rent; or

(c) Tenant shall default in the timely performance or observance of any other term, covenant, or condition contained in this Lease on the Tenant’s part to be performed or observed and shall fail, within thirty (30) days after notice from Landlord of such default, to cure such default; or if such default is not reasonably susceptible of cure within thirty (30) days, if Tenant shall fail to commence to cure such default within thirty (30) days after notice of such default from Landlord or shall thereafter fail diligently to prosecute such cure to completion or shall fail to cure such default by not later than one hundred twenty (120) days after receipt of such notice from Landlord; or

(d) the estate of Tenant hereby created shall be taken on execution, or by other process of law; or

(e) Tenant commences a voluntary case under Title 11 of the United States Bankruptcy Code as from time-to-time in effect, or it authorizes, by appropriate proceedings of trustees or other governing body the commencement of such a voluntary case; or

(f) Tenant files an answer or other pleading admitting or failing to deny the material allegations of a petition filed against if commencing an involuntary case under said Bankruptcy Code, or if it seeks, consents to or acquiesces in the relief therein provided, or if it fails to controvert timely the material allegations of any such petition; or

(g) there is entered an order for relief in any involuntary case commenced under said Title; or

(h) Tenant seeks relief as a debtor under any applicable law, other than said Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by Tenant’s consent to or acquiescence in such relief; or

(i) there is entered an order by a court of competent jurisdiction (i) finding Tenant to be bankrupt or insolvent, (ii) ordering or approving Tenant’s liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of Tenant’s property; or

(j) Tenant makes an assignment for the benefit of, or enters into a composition with, its creditors, or appoints or consents to the appointment of a receiver or other custodian for all or a substantial part of its property; or

(k) Tenant rejects this Lease and a court of competent jurisdiction enters an order approving the rejection of the Lease under Title 11 of the United States Code as from time to time in effect, or under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by Tenant’s consent to or acquiescence in such relief;

then and in any of said cases, in addition to all other remedies available at law or in equity, Landlord may, to the extent permitted by law, immediately or at any time thereafter and with or without demand or notice to Tenant, enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of Landlord’s former estate, and expel Tenant and those claiming by, through or under Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of Rent and preceding breach of covenant, and/or Landlord may terminate this Lease by sending written notice thereof to Tenant and this Lease shall terminate and come to an end on the earlier to occur of (i) entry as aforesaid, or (ii) the fifth (5th) day following the sending of such notice as fully and completely as if such date were on the date herein originally fixed for the expiration of the Term of this Lease. Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as herein provided. To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws (including M.G.L. c.186, §11), in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. In the event of any such termination, entry or re-entry, Landlord shall have the right to remove and store Tenant’s property and that of persons claiming by, through or under Tenant at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such property at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or re-entry.

8.2

Remedies. (a) No termination or repossession provided for in Section 8.1 shall relieve Tenant or any guarantor of the liabilities and obligations of Tenant under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, Tenant shall pay to Landlord, at Landlord’s election, either (i) in advance, on the first day of each month, for what would have been the entire balance of the Term (including any unexercised Extension Term), 1/12th (and a pro rata portion thereof for any fraction of a month) of the annual Fixed Rent, Additional Rent and all other amounts for which Tenant is obligated hereunder, minus, in each case, the actual net receipts by Landlord by reason of any re-letting of the Premises (after deducting Landlord’s reasonable expenses in connection with such re-letting, including, without limitation, remodeling costs and costs of preparing the Premises, removal, storage and repair costs and reasonable brokers’ and attorneys’ fees), or (ii) upon demand and at the option of Landlord at any time thereafter, the present value (computed at a discount rate based upon the Prime Rate) of the amount by which the payments of Fixed Rent and Additional Rent payable for the balance of the Term would exceed the fair rental value of the Premises for the balance of the Term, determined by Landlord as of such date, less any proceeds of any re-letting of the

Premises. For purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding sentence, the total amount due shall be computed by assuming that Tenant’s Tax Excess and Tenant’s Operating Cost Excess would be, for the balance of such unexpired Term, the amount thereof respectively for the Tax Period and calendar year, respectively, in which such termination, entry or re-entry shall occur.

(b) Notwithstanding the foregoing, Landlord will use reasonable efforts to re-let the Premises after Tenant vacates the Premises; however, the marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control in the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts.” In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenants for the Premises unless and until Landlord obtains full and complete possession of the Premises, including the final and unappealable legal right to re-let the Premises free of any claim of Tenant, (ii) lease the Premises to a tenant whose proposed use, in Landlord’s reasonable judgment, will be unacceptable, (iii) re-let the Premises prior to leasing any other vacant space in the Building, suitable for the use of the prospective tenant, (iv) lease the Premises for a rental rate less than the current fair market rent then prevailing for similar space in the Building, or (v) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial wherewithal and resources to satisfy its financial obligations under the prospective lease. Landlord may elect: (i) to re-let the Premises or any part or parts thereof, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such inducements, allowances, concessions and free rent as Landlord in its sole discretion considers advisable or necessary to re-let the same, and/or (ii) to make such alterations, repairs and decorations to the Premises as Landlord in its sole discretion considers advisable or necessary to re-let the same, and no action of Landlord in accordance with the foregoing or failure to re-let or to collect rent under re-letting shall operate or be construed to release or reduce Tenant’s liability as aforesaid. In connection with any such re-letting, Landlord may take into account all relevant factors which would be considered by a sophisticated Landlord in re-letting the Premises, and Tenant hereby waives, to the extent permitted by applicable law, any obligation Landlord may have to mitigate the Tenant’s damages; provided, however, the foregoing provisions shall not detract from Landlord’s obligations to exercise reasonable efforts to re-let the Premises as set forth in this Section 8.2(b).

(c) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

8.3	Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4	Landlord’s Right to Cure Defaults. After the expiration of any applicable notice and cure periods and upon reasonable prior notice (except in emergencies), Landlord may, but shall not be obligated to, cure any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing such default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with interest thereon at the Default Rate from the date of payment by Landlord to the date of payment by Tenant.

8.5	Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord Of the breach of any covenant or condition, shall not in any way be held or construed to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6	No Waiver, etc. The failure of Landlord to complain of any action or omission or to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of any payments on account of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord or by Tenant to or of any breach of any agreement or duty to the other shall be construed as a waiver or consent to or of any other breach of the same by the other or any other agreement or duty of the other.

8.7	No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such Rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE 9

Rights of Mortgagees

9.1	Rights of Mortgagees. (a) The rights and interests of Tenant under this Lease shall be subject and subordinate to any mortgages that are now or may hereafter be placed upon the Property and/or the Building, and to any and all advances to be made thereunder, together with all renewals, modifications, replacements and extensions thereof. Without limitation, any mortgagee shall have the right, at its option, to subordinate its mortgage to this Lease, in whole or in part, by recording with the Registry of Deeds a unilateral written declaration to such effect. Upon entry and taking possession of the property by a mortgagee, for the purpose of foreclosure or otherwise, such Mortgagee shall have all the rights of Landlord, and shall be liable to perform all the obligations of Landlord arising during the period of such possession, provided, however, that such Mortgagee shall have no liability for any obligations which arise prior to the date on which it makes such entry or takes possession. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to first mortgagees of record, if any, and to any other mortgagees of whom Tenant has been given written notice, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this paragraph (c) shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. “Reasonable time” as used above means and includes a reasonable time to obtain possession of the Property if any such mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any mortgagee or any of their respective successors in interest may reasonably require to evidence such subordination, which instrument shall also include commercially reasonable provisions for the recognition and non-disturbance of Tenant’s estate and rights under this Lease, consistent with the terms and conditions of the form of subordination, non-disturbance and attornment agreement attached hereto as Exhibit H.

Concurrently with the delivery of this Lease, Landlord will deliver a subordination, non-disturbance and attornment agreement from FMR, LLC, the current holder of a mortgage on the Property, substantially in the form attached hereto as Exhibit H. In connection with any mortgages or ground leases entered into during the Term, Landlord shall use commercially reasonable efforts to cause such mortgagee or ground lessor to execute and deliver to Tenant a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit H, or such form which provides Tenant with similar benefits.

(b) If any mortgagee or the nominee or designee of any mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to recognize and not disturb Tenant’s estate and rights under this Lease and accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease not previously approved by such Successor Landlord (or its predecessors in interest), or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than 1 month, (e) liable to the Tenant beyond the Successor Landlord’s interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from the Property, (f) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.

9.2	Modifications. If any mortgagee shall require any modification(s) of this Lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modifications) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease.

ARTICLE 10

Appraisal of Fair Rental Value

10.1	Dispute as to Fair Rental Value. In the event that Tenant disputes the amount claimed by Landlord as Fair Rental Value of the Premises pursuant to Section 2.3 and such dispute cannot be resolved by mutual agreement, then Tenant shall have the right to submit the dispute to the appraisal process hereinafter set forth. The amount of Fair Rental Value determined pursuant to such appraisal process shall be final and binding between the parties. The appraisal process shall be conducted as follows:

10.1.1

Appointment of Appraisers. Tenant shall make demand for appraisal in writing within twenty (20) business days after service of Landlord’s determination of Fair Rental Value given under Section 2.3 specifying therein the name and address of the person to act as the appraiser on its behalf. The appraiser shall be a real estate appraiser with at least ten (10) years’ experience in the field and a qualified member of the American Institute of Real Estate Appraisers, or any successor of such Institute (or if such organization or successor shall not longer be in existence, a recognized national association or institute of land appraisers) familiar with the fair market rent of first-class commercial office space in Boston, Massachusetts. If Tenant fails to specify the name of its appraiser in its demand for appraisal, then Landlord shall give notice (a “Reminder Notice”) to Tenant indicating such failure and requesting that Tenant appoint an appraiser. If Tenant fails to notify Landlord of the appointment of its appraiser within five (5) business days after the delivery of the Reminder Notice by Landlord, then such failure shall constitute a waiver of the right of Tenant to appoint an appraiser, and the appraiser appointed by Landlord shall be the sole appraiser to determine the Fair Rental Value. Within ten (10) business days after receipt of the name of, or the deemed waiver of, the appointment of Tenant’s appraiser, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as an appraiser on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its appraiser within said ten (10) business days, then Tenant shall send a second notice (a “Reminder Notice”) to Landlord indicating such failure and requesting Landlord to appoint an appraiser. If Landlord fails to notify Tenant of the appointment of its appraiser within five (5) business days after the delivery of the Reminder Notice by Tenant, then such failure shall constitute a waiver of the right of Landlord to appoint an appraiser, and the appraiser appointed by Tenant shall be the sole appraiser to determine the Fair Rental Value.

10.1.2	Decision by Two Appraisers. In the event that two (2) appraisers are chosen pursuant to paragraph (a) above, the appraisers so chosen shall meet within ten (10) business days after the second appraiser is appointed and, if within ten (10) business days after such first meeting the two appraisers shall be unable to agree upon a determination of Fair Rental Value, they shall appoint a third appraiser, who shall be a competent and impartial person with the same minimum qualifications and experience as is required of the first two appraisers. In the event they are unable to agree upon such appointment within five (5) business days after expiration of such ten (10) day period, the third appraiser shall be selected by the parties themselves, if they can agree thereon, within a further period often (10) business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified and independent person by an officer of the American Arbitration Association in Boston, Massachusetts. The three (3) appraisers shall decide the Fair Rental Value, if it has not previously been resolved, by following the procedure set forth below.

10.1.3	Decision by Three Appraisers. Where the Fair Rental Value cannot be determined by agreement between the two appraisers selected by Landlord and Tenant, or by agreement between the parties during the course of the appraisal process, then the Fair Rental Value shall be determined by the three appraisers in accordance with the following procedure: Within twenty (20) days after the third appraiser has been selected, each appraiser shall state in writing his determination of the Fair Rental Value, supported by the reasons therefor, with counterpart copies to each party. The appraisers shall arrange for a simultaneous exchange of such proposed determinations. The Fair Rental Value shall be the mean of the three appraisals;

provided, however, if an appraisal deviates from the mean by more than 10%, such deviant appraisal shall be discarded and the Fair Rental Value shall be, if there is one deviant appraisal, the mean of the two appraisals remaining, or, if there are two deviant appraisals, the one appraisal remaining.

10.2	Binding Effect; Costs. All such determinations of Fair Rental Value shall be final and binding upon the parties. The provision for determination by appraisal shall be specifically enforceable to the extent such remedies are available under the applicable law, and any determination hereunder shall be final and binding upon the parties hereto, and either party shall have the right to enter judgment thereon, unless otherwise provided by applicable law. If a determination of Fair Rental Value is to be made pursuant to this Article 10, Landlord and Tenant shall each pay for the fees and disbursements of any appraiser appointed by it and shall share equally in the fees and expenses of any third appraiser.

ARTICLE 11

Miscellaneous Provisions

11.1	Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed as follows: (i) if to the Tenant and sent prior to the Commencement Date, at the Original Notice Address of Tenant; and if sent on or after the Commencement Date, at the Premises, or such other address as Tenant shall have last designated by notice in writing to Landlord, in either case with a copy to Guarantor at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attn: Managing Partner, and; (ii) if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be sent to such address by registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized courier, charges prepaid, or by hand and shall be effective when received or when tendered delivery is refused.

11.2	Quiet Enjoyment. Landlord agrees that upon Tenant’s paying the Rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

11.3	Lease Not to be Recorded. The Tenant agrees not to record this Lease, but each party hereto agrees, on request of the other, to execute a Notice of Lease in recordable form and complying with applicable laws, and in form and content reasonably satisfactory to both parties. In no event shall such document set forth the rental or other charges payable by the Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

11.4	Limitation of Landlord’s Liability. The term “Landlord” as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to the Property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability and obligation with respect to the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and with respect to their respective successive periods of ownership of such leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interests for the satisfaction of any liability or claim against Landlord under this Lease. In no event shall Landlord or any Landlord Affiliates, including, without limitation, any general or limited partner, trustees, beneficiaries, employees, agents, officers, directors, stockholders, managers, or members of Landlord ever be personally liable for any liability or obligation of, Landlord whether under this Lease, or at law or in equity.

11.5	Acts of God. In any case where either party hereto is required to perform any work or take any action, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control (but financial inability shall never be deemed to be an event beyond either party’s reasonable control) (each a “Force Majeure Event”) shall not be counted in determining the time during which work shall be completed or such action shall be taken, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay. Nothing contained in this Section 11.5 shall be applicable to, or in any way affect, reduce or abate the obligations of Tenant under this Lease to pay all Rent and other charges in a timely fashion pursuant to the terms hereof.

11.6

Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or, if such obligation is incapable of being performed within thirty (30) days, such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged default. Notwithstanding any provision contained herein, in no event shall Landlord ever be liable to Tenant, or any person claiming by, through or under Tenant, for any special, indirect, incidental or consequential damages, or for any lost profits. Tenant shall have no right to terminate this Lease as a result of any breach or default by Landlord hereunder, except in the case of a wrongful eviction (constructive or actual) of the Tenant from the Premises by Landlord. In addition, Tenant shall have no right, as a result of any such breach or default, to offset or counterclaim against any Rent due hereunder.

11.7	Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than the Broker, and in the event of any claims for a brokerage commission or finder’s fee, of any kind, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim. Landlord warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than the Brokers, and in the event of any claims for a brokerage commission or finder’s fee, of any kind, against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify and hold Tenant harmless against any such claim. Landlord shall be responsible for paying the commission due to Brokers in connection with this Lease in accordance with a separate agreement or understanding between them.

11.8	Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The captions and titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming by, through or under them, respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

11.9	Delivery. This submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for, the Premises, and this Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

11.10

Rent. Notwithstanding anything to the contrary contained in this Lease, all charges and amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tax Excess, Operating Cost Expense, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code. In addition, notwithstanding anything to the contrary contained in this Lease, all charges and amounts payable by Tenant to or on behalf of Landlord under this Lease

(excepting only Fixed Rent), whether or not expressly denominated Additional Rent, including, without limitation, Tax Excess, Operating Costs Excess, electricity charges, utility charges, and other fees and charges, shall be considered to be “Additional Rent” and in the event of non-payment thereof by Tenant Landlord shall have all of the rights and remedies as would accrue for nonpayment of Fixed Rent.

11.11	Certain Interpretational Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

11.12	Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition.

11.13	Prevailing Party. In any action or proceeding brought by either party against the other under this Lease, if one party obtains a judgment on the merits in such action or proceeding, then prevailing party shall be entitled to recover from the other party its reasonable professional fees for attorneys, appraisers and accountants, its reasonable investigation costs, and any other reasonable legal expenses and actual court costs incurred by the prevailing party in such action or proceeding,

11.14

Back-Up Generator. As an appurtenance to the Premises, Tenant shall have the right, upon Tenant’s request, to use up to 20KW of capacity of the emergency back-up electrical generator (the “Back-Up Generator”) currently located in the Building. If Tenant so requests, then Tenant may, at its sole cost and expense, tie-into the Back-Up Generator, subject to the reasonable rules and guidelines adopted from time to time by Landlord with respect thereto, and to all applicable laws, codes, regulations and guidelines. Any and all work and improvements to be performed by Tenant to effectuate Tenant’s tie-in to the Back-Up Generator (such as installing conduits, and connections from the Back-Up Generator to the Premises) shall be considered to be an Alteration, shall be performed in accordance with the provisions of Section 6.2.5 of this Lease, and, unless approved by Landlord in connection with approval of the Construction Documents for Tenant’s Work pursuant to Section 3.3, shall be subject to Landlord’s review and prior written approval in all respects. In the event Tenant elects to tie-into the Back-Up Generator, Tenant shall pay, as Additional Rent, within thirty (30) days after receipt of invoices therefor from Landlord, a pro rata share of the annual fuel and maintenance charges for the Back-Up Generator, which pro rata share shall be based on a ratio, the numerator of which is Tenant’s total usage of Back-Up Generator capacity and the denominator of which is the aggregate usage of Back-Up Generator capacity at the applicable period of time; provided, however, Tenant’s pro rata share of such annual fuel and maintenance charges for the Back-Up Generator payable hereunder shall not exceed $1,500.00 per year (the “Annual Generator Cost Cap”); provided, however, if either (a) in the event that the public utility provider has a power outage that results in a power outage at the Building for more than six (6) hours, or (b) Tenant otherwise elects - to run the Back-Up Generator for more than six (6) consecutive hours, in which event, then the cost of fuel used for the Back-Up Generator during such outage or in excess of six (6) consecutive hours shall be excluded from the Annual Generator Cost Cap and Tenant shall pay its pro rata share for such fuel used for the Back-Up Generator during such outage based on the ratio above.

ARTICLE 12

Patriot Act

12.1	Patriot Act. As an inducement to Landlord to enter into this lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including any assignment of this Lease or any subletting or all or any portion of the Premises or the making or receiving of any contribution or funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be an Event of Default by Tenant under Article 8 above, and (y) the representations and warranties contained in this Article 12 shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

ARTICLE 13

Termination Option

13.1	Termination Option. Subject to the full and complete satisfaction of the Termination Conditions Precedent (as hereinafter defined), in accordance with the provisions of this Article 13, Tenant shall have the one-time irrevocable option to terminate this Lease (a “Termination”). The conditions precedent (the “Termination Conditions Precedent”) to the effectiveness of any such Termination shall be as follows: (i) the effective date of any such Termination shall be July 1, 2015 (the “Termination Date”); (ii) Tenant shall deliver written notice (a “Termination Notice”) of such Termination to Landlord by not later than July 1, 2014; (iii) concurrent with the delivery of the Termination Notice, Tenant shall pay to Landlord, without deduction or offset, a non-refundable cash Termination Fee (as hereinafter defined); and (iv) on the Surrender Date (as hereinafter defined) no Event of Default of Tenant shall have occurred under this Lease. Said Termination Fee shall be Additional Rent and shall be in addition to, and not in lieu of, any other payments due under this Lease (including payments of Annual Fixed Rent and Additional Rent). The “Termination Fee” shall be an amount equal to the Unamortized Portion (as hereinafter defined) as of the Termination Date of all costs and expenses incurred by Landlord in connection with this Lease, including the cost of all tenant improvements paid for by Landlord (including any improvements paid for with the Allowance), and all brokerage commissions paid by Landlord in connection with this Lease. The “Unamortized Portion” shall mean the foregoing amounts, amortized on a straight line basis over the Term, together with interest thereon at the rate of 8% per annum. Upon request made by Tenant at any time after February 1, 2014, Landlord shall provide Tenant, within ten (10) business days of Tenant’s request therefor, with a determination of the foregoing costs, along with Landlord’s calculation of the Unamortized Portion of the costs as of the Termination Date.

13.2

Termination. Provided that all of the Termination Conditions Precedent have been fully and completely satisfied, then effective as of the Termination Date, this Lease, and the rights of the Tenant with respect to the Premises, shall terminate and expire with the same force and effect as if such Termination Date had originally been specified as the expiration date of the Term of this Lease. Prior to the later of (such later date, the “Surrender Date”) (i) the Termination Date, and (ii) the date on which Tenant actually surrenders and yields-up the Premises, Tenant shall comply with all of the terms and provisions of the Lease and shall perform all of its obligations hereunder, including, without limitation, the obligation to pay when due all Fixed Rent and other Additional Rent. By not later than the Termination Date, Tenant shall remove all of its trade fixtures and personal property from the Premises, remove all Tenant’s Telecommunications Equipment and wires and cables installed by or on behalf of Tenant, remove such Specialty Alterations as Landlord may request and all Tenant’s signs wherever located, repair all damage caused by such removal and surrender and yield-up the Premises in good and broom-clean order, repair and condition, free of all tenants and occupants, and otherwise in the condition in which the Premises are required to be surrendered pursuant to Section 6.1.9 of this Lease at the expiration of the Term. All property and Alterations of any kind, nature or description remaining in the Premises after the Surrender Date shall be and become the property of

Landlord and may be disposed of by Landlord, without payment from Landlord and without the necessity to account therefor to Tenant. Removal or disposal by Landlord of property required to be removed by Tenant pursuant to this Lease shall be at the cost and expense of Tenant.

13.3	Release of Liabilities. Effective as of the Termination Date, Landlord shall be released from any and all obligations and liabilities thereafter accruing under this Lease. Nothing contained herein shall constitute a waiver, limitation, amendment, or modification of any of the liabilities and obligations of Landlord under this Lease which accrue or arise prior to the Termination Date. Effective as of the Surrender Date, Tenant shall be released from any and all liabilities and obligations thereafter accruing under this Lease. Nothing contained herein shall constitute a waiver, limitation, amendment, or modification of any of the liabilities and obligations of Tenant or Landlord under this Lease which accrue or arise prior to the Termination Date.

13.4	Holdover. Without limiting the foregoing, if Tenant fails to yield up and surrender the Premises by the Termination Date, then for and with respect each day between the Termination Date and the Surrender Date, Tenant shall pay a holdover charge at the rate set forth in Section 6.1.9 (b) of this Lease. Nothing herein contained shall constitute a release, waiver, limitation, or restriction of any rights or remedies of Landlord on account of Tenant’s failure to surrender the Premises by the Termination Date, including any rights or remedies afforded to Landlord in Section 6.1.9 of this Lease.

13.5	Amendment. The foregoing provisions shall be self-operative; provided, however, on the request of either party Landlord and Tenant will enter into a mutually satisfactory amendment to this Lease evidencing such Termination of this Lease.

13.6	Time of Essence. Time is of the essence of this Article 13.

WITNESS the execution hereof on the day and year first above written.

Landlord:

255 STATE STREET, LLC, a Delaware limited liability company

By:	Pembroke Real Estate, Inc., its manager

	By:	/s/ Edward C. Johnson IV
		Name:	Edward C. Johnson IV
		Title:	Senior Vice President

Tenant:

SILVER BRIDGE ADVISORS, LLC, a Delaware limited liability company

By:	/s/ Stephen Prostano
	Name:	Stephen Prostano
	Title:	President

EXHIBIT A

255 STATE STREET

BOSTON, MASSACHUSETTS

LEGAL DESCRIPTION

Parcel One

That certain parcel of land situate in Boston in the County of Suffolk and Commonwealth of Massachusetts, bounded and described as follows:

NORTHERLY	by the southerly line of State Street, one hundred sixty and 8/100 (160.08) feet;

EASTERLY	by the westerly line of Atlantic Avenue for a distance of seventy-five and 12/100 (75.12) feet south from said State Street, and by said Avenue fifty-six and 86/100 (56.86) feet for the rest of the distance to Central Street;

SOUTHERLY	by the northerly line of Central Street, one hundred thirty-six and 27/100 (136.27) feet;

WESTERLY	forty-five and 45/100 (45.45) feet;

NORTHERLY	sixty-seven hundredths (0.67) of a foot;

WESTERLY	thirty-eight and 85/100 (38.85) feet;

SOUTHERLY	sixty-seven hundredths (0.67) of a foot; and

WESTERLY	forty-five and 70/100 (45.70) feet, all by land now or formerly of Robert M. Burnett.

All of said boundaries are determined by the Court to be located as shown on a plan drawn by Aspinwall & Lincoln, Civil Engineers, dated March 20, 1915, as approved by the Court, filed in the Land Registration Office as Plan No. 5360-A, a copy of a portion of which is filed with Certificate of Title No. 7462.

Parcel Two

That certain parcel of land situate in Boston in the County of Suffolk and Commonwealth of Massachusetts, bounded and described as follows: Beginning at the intersection of the northerly property line of the New England Telephone & Telegraph Building and southerly street line of State St., thence running by property line of New England Telephone & Telegraph Building and former street line of relocated Atlantic Avenue in a southerly direction a distance of thirteen and fifty-seven hundredths (13.57’) feet to the point of beginning of land to be conveyed; thence continuing along former street line of relocated

A-1

Atlantic Avenue in a southerly direction a distance of sixty and ninety-nine hundredths (60.99’) feet to the angle point of new street line of relocated Atlantic Avenue and former street line of relocated Atlantic Avenue;

thence continuing by street line of relocated Atlantic Avenue (back of sidewalk) S11°-51’-40”E a distance of fifty-five and fifty hundredths (55.50’) feet;

thence turning in a westerly direction by southerly property line and building line of New England Telephone & Telegraph a distance of one and sixty-hundredths (1.60’) feet;

thence turning and running N12°-38’46”W a distance of forty-five and forty-five hundredths (45.45’) feet by the property line to a jogpoint;

thence turning on a ninety degree angle in a westerly direction by said property line, sixty-seven hundredths (0.67’) feet;

thence turning and running N12°-38’-46”W a distance of thirty-eight and eighty-five hundredths (38.85’) feet by said property line;

thence turning on a ninety degree angle by said property line in an easterly direction a distance of sixty-seven hundredths (0.67’) feet;

thence turning and running by said property line N12°-38’-46”W a distance of thirty-two and twenty-hundredths (32.20’) feet to a point of beginning of land to be conveyed to New England Telephone and Telegraph Co.

Said parcel of land containing an area of one hundred nineteen and one-tenth (119.1 s.f.) square feet, more or less.

Said Second parcel is shown on a plan entitled “Boston Redevelopment Authority Downtown Waterfront Faneuil Hall Project Mass R-77, Delivery Parcel Plan - Land To Be Conveyed to New England Telephone and Telegraph Company” dated September 30, 1980 and recorded in Book 9846, Page 257.

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EXHIBIT B

PLAN SHOWING THE PREMISES

B-1

EXHIBIT C

COMMENCEMENT DATE AGREEMENT

                                          (“Landlord”) and                      (“Tenant”) are parties to a lease (“Lease”) dated                      of premises in a building known as 255 State Street, Boston, Massachusetts. Landlord and Tenant hereby acknowledge and agree that the term of the Lease commenced on                      and will end on                      unless extended or earlier terminated pursuant to provisions set forth in the Lease, and the Rent Commencement Date occurred on                     .

Executed under seal this      day of             , 2010.

LANDLORD:

By:
Its:

TENANT:

By:
Its:

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EXHIBIT D

CLEANING SPECIFICATIONS

I.	Interior Tenant Areas

Nightly Monday through Friday, excluding holidays

1. Dust mop all stone, ceramic tile, terrazzo and other type of un-waxed flooring.

2. Dust mop all vinyl, asphalt, rubber and similar types of flooring. Remove gum and other substances, spot mop if necessary.

3. Vacuum all carpeted areas.

4. Dust mop all private and public stairways and vacuum if carpeted.

5. Hand dust and wipe clean all horizontal surfaces including furniture, file cabinets, fixtures, and windowsills, using chemically treated dust cloth,

6. Remove fingerprints from all painted surfaces near light switches, entrance doors, drinking fountains, etc.

7. Remove all gum and foreign matter on sight.

8. Empty and clean all waste receptacles and remove waste materials to compactors. Replace liners as necessary.

9. Damp wash interiors of all waste disposal receptacles and wash as necessary.

10. Clean and sanitize all water fountains, and water coolers with a disinfectant solution. Wash all sinks and the floors adjacent to them on a nightly basis.

11. Spot mop floors for spills, etc.

12. Clean all low ledges, shelves, bookcases, chair rails, trim, pictures, charts etc. within reach.

13. Clean mirrors, metal work, glass tabletops.

14. Upon completion of work, all slop sinks are to be thoroughly cleaned and all cleaning equipment and supplies stored neatly in locations designated by the Management of the building.

15. All cleaning operations shall be scheduled so that a minimum of lights are to be left on at any time. Upon completion of cleaning all lights are to be turned off. All entrance doors are to be kept locked during the cleaning operation.

16. Spot clean both sides of tenant entry glass doors.

17. Spot clean desk tops and counter tops.

18. Pick up all recyclable material and take to appropriate place.

Weekly

1. Hand dust all door louvers and other ventilating louvers within reach.

2. Dust all baseboards.

3. In high traffic areas, damp mop if necessary and apply spray-buffing solution fine mist and buff with a synthetic pad.

4. Damp mop all non-carpeted and public stairways.

5. Wipe clean all bright work.

6. Dust all chair rails.

7. Dust walls up to normal reach.

Monthly

1. Hose vacuum underneath all furniture.

2. Dust all vertical surfaces such as walls, furniture, partitions and surfaces not reached in nightly cleaning.

3. Dust exterior of lighting fixtures.

Quarterly

1. Dust all exterior window blinds

2. Dust and/or clean all diffusers

Other

1. Cleaning of computer rooms will be responsibility of individual tenants.

2. Coffee stations and dishware are responsibility of the tenant.

II.	Public Corridors, Stairwells (Emergency Egress), Service Areas

Nightly

1. Vacuum and spot clean carpeting.

2. Sweep and mop public concrete floors.

3. Sweep and mop public stairwells and landings.

4. Clean baseboards of scuffs and marks.

5. Clean all directories, signage kiosks, wall signage and electric kiosks.

6. Clean corridor glass and metal work.

7. Spot clean walls, ceilings, lights, etc.

8. Clean telephones and telephone booth areas.

9. Dust all handrails.

10. Dust to hand height all horizontal surfaces of equipment ledge, sill, shelves, radiators, frames, partitions, handrails, etc.

11. Clean exterior surfaces of all trash containers and planters.

12. Keep slop sinks, closets, supply rooms and other janitorial areas in a clean orderly condition.

13. Keep electrical and telephone closets clean and free of storage.

Weekly

1. Clean all door vents.

2. Dust all vertical surfaces within reach.

3. Sweep emergency egress stairs and landings.

Monthly

1. Wash all corridor glass and metal completely including atriums.

2. Shampoo heavily traveled carpeted areas.

Quarterly

1. Clean handrails, wall mounted equipment casings, landings, walls, kick plates in emergency egresses.

2. Shampoo and extract all carpeting.

3. Damp clean inside reflectors of high hat lighting fixtures.

III.	Restrooms

Building Operating Hours

Day porters and matrons will be assigned to perform the following:

1. Empty trash containers and insert new liners.

2. Sweep and spot wash floors as necessary.

3. Spot clean sinks and mirrors. Clean and spot polish shelves and metal dispensers. Check for Graffiti and spot clean if necessary.

4. Ensure cleanliness of urinals and toilets.

5. Refill all dispenser units as needed.

Non-Operating Hours

1. Damp wash, sanitize (using disinfectant solution) and polish all fixtures including toilet bowls, urinals and wash basins.

2. Sweep and wash floors with approved germicidal solution.

3. Wash and polish mirrors, powder shelves, dispensers, hand dryers, bright work including flushometers, piping and toilet seat hinges.

4. Clean and sanitize both sides of toilet seats.

5. Empty all containers and disposal units and insert new liners.

6. Wash and sanitize interiors and exteriors of all containers prior to inserting new liners.

7. Empty, clean and sanitize all sanitary napkin disposal units.

8. Dust and spot wash where necessary partitions, tile walls, dispensers, ceiling lights, switches and receptacles.

9. Refill all dispensers to normal limits including sanitary supplies, soap, tissue, towels, etc.

10. Remove all rubbish and transport to compactor.

11. Dust ceiling door vents and doorframes.

Periodic

Monthly

1. Machine scrub all tile floors, hand brush corners and hand brush toilet edges with approved germicidal detergent solution.

2. Wash completely all partitions, tile walls and enamel surfaces.

IV.	Window Cleaning

Periodic

Windows will be washed and cleaned a minimum of two times per year.

EXHIBIT E

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in or about the Building shall not be obstructed by Tenant.

2. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the premises, unless electrical holdbacks have been installed.

3. Tenant shall not waste electricity or water in the Building premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems. All regulating and adjusting of heating and air-conditioning apparatus shall be done by the Landlord’s agents or employees. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or materials other than as permitted under the Lease.

4. Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

5. No bicycles, vehicles, or animals (except guide dogs for the disabled) of any kind shall be brought into or kept in or about the Premises. Any bicycles brought into the Building shall enter through the loading dock area and stored in the basement of the Building. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

6. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

8. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the Building, or any equipment, finishings, or contents of the Building, and Tenant will comply with Landlord’s reasonable requirements relative to such systems and procedures.

9. No cooking will be done or permitted by Tenant within the Premises, except in areas of the Premises which are specifically constructed for cooking and except that use by the tenant of microwave ovens and Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate, and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations.

10. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture, or other property in or out of the Building must be acceptable to Landlord. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-Business Hours unless Landlord agrees in writing otherwise.

11. All deliveries to, and removals from the building of furniture, equipment and supplies, shall be by way of the loading dock, located on Central Street. Delivery trucks larger than 25 feet, or those that have tailgates are prohibited to use the loading dock. It is recommended that these box trucks park along Central Street and utilize the scissor lift located in the east loading dock bay.

12. All incoming and outgoing shipments must be moved directly, by the delivery or pick-up agent from the delivery entrance; such shipments will not be held at the delivery entrance. Building operating personnel are not authorized to sign receipt for shipments to or from the Building.

13. No hand truck, pallet truck or other type of wheeled transport shall be used in the lobbies, corridors or elevators of the Building.

14. Any damage to the Building or any part thereof caused by the moving.in or out of the Building of furniture, equipment, supplies, or other items, shall be repaired by the Landlord at the expense of the responsible Tenant.

15. The property management office reserves the right to control and operate the public portions of the Building and the public facilities, as well as the facilities furnished for the common use for the Tenant, in such manner, as they deem best of the tenants.

16. No additional locks or bolts of any kind shall be placed upon any of the doors in any Tenant’s premises, and no lock on any door therein shall be changed or altered in any respect without property management approval.

17. Building security will provide access to building electric closets only. Tenant will be required to notify the Property Management Office should a vendor require access to the 255 State Street electric closets.

18. Tenant acknowledges that the Building has been designated a non-smoking building. At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building. Landlord has specified smoking areas to be 25’ from the south lobby entrance, located on the Central Street side of the Building.

19. Landlord reserves the right at any time and from time-to-time to rescind, alter or waive any rule or regulation at any time prescribed for the Building, and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper for its best interest and for the best interest of the tenants. Landlord shall give Tenant notice of any such additional rules and regulations at the time adopted or imposed by Landlord. No alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any rules or regulations at any time prescribed for the Building or any part thereof. In the event of any conflict of inconsistency between the foregoing Lease and such rules and regulations, the Lease shall govern and control.

EXHIBIT F

STANDARD TENANT FIT-OUT SPECIFICATIONS FOR 255 STATE STREET

Introduction

This Standard Tenant Fit-out Specification has been prepared for the purpose of communicating expectations and minimum requirements for the design and construction of Tenant Fit-Outs. Landlord may impose additional requirements in connection with particular fit-out by tenant.

The Landlord will provide the Tenant with available architectural and MEP drawings for use in planning. The Tenant’s consultants are responsible for field verifying existing conditions which may impact their fitout. The Tenant’s consultants shall provide architectural/engineering services and documentation necessary for the design, permitting and construction of a Building Standard space. Tenant’s architectural and engineering designs shall conform to all applicable regulations including but not limited to ADA and local building codes.

The build-out shall conform to the building standards established from time-to-time by the Landlord.

Reuse/Second Generation Space: Where minor cosmetic improvements are planned to modify an existing space formerly fit-out and occupied by a tenant, the existing conditions may prevail as the standard. An inspection will occur between Landlord and Tenant to confirm the scope of improvements and determine the usefulness of existing fit-out components.

Landlord Review

The Tenant’s design documents are to be reviewed and approved by the Landlord/Landlord’s Agents before permitting and commencing of such work in accordance with the Lease. Landlord’s review is to confirm compliance with building standards and expectations and does not imply approval for any code or regulatory issues.

Prior to enclosing any work affecting the building systems (MEP, structural, etc), the Landlord and its consultants will review the work and produce punch list items where necessary. The Tenant will provide the Landlord with reasonable advance notice for review. Landlord will also have the opportunity to review work affecting common spaces and produce punch list items where required.

Upon completion, the Tenant’s Contractor shall provide the Landlord with a complete set of electronic CAD as-built plans in AutoCad (.dwg) format including: architectural floor and ceiling plans, electrical, mechanical, fire-sprinkler and plumbing plans, and a certified air balance report. Additionally, copies of operational manuals for MEP equipment, related warranties, etc. should be provided.

In accordance with the Lease, retainage will be held on payment of the Tenant Improvement allowance by the Landlord until receipt of the as-built documentation and completion of Punch list items.

Substitutions: The information given here and any manufacturers listed are intended to provide minimum quality levels for construction standards. Substitutions will be considered but must be approved in writing by the Landlord or Landlord’s Agent.

Coordination with Landlord

Logistics Plan and Schedule

A preconstruction meeting will be required that includes the Tenant’s representatives and contractor as well as the Landlord/Landlord’s agents to review logistics and schedule. The logistics plan should address any potential issues that have an effect on the common spaces, building operations or other tenants. These include but are not limited to deliveries, staging, protection, dust/odor control, hours of operation, noise, cleaning, security/access, service shut-downs/tie-ins, etc).

The Tenant’s Contractor shall provide timely, regular updates to the Landlord/Landlord’s agent on the progress of the construction, issues affecting the schedule/logistics plan or any other issues that affect the job as it progresses. Landlord’s agent will have the opportunity to attend regular construction meetings regarding the Tenant fit-out work.

Protection/ Cleaning

Tenant’s Contractor is to perform routine job site cleaning to maintain a safe and clean working environment and to not interfere with any other Tenant’s space or building common areas (i.e. corridors, lobby, elevators, etc). No materials or debris shall be stored at any time in any common areas.

The Tenant’s Contractor shall prevent damage as well as the spread of dust, fumes, noise, etc. by properly protecting the common areas or other Tenants spaces. Contractor shall prepare and execute an Indoor Air Quality Management Plan that complies with the recommended Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings Under Construction, 1995, Chapter 3.

Any damage that may occur as a result of the fit-out shall be cured by the Tenant at no cost to Landlord and returned to existing conditions in accordance with Landlord’s approval.

Shutdowns

In the event that any interruptions are required to building services or operations (e.g. shutdowns for tie-ins, testing, etc.) the Tenant’s Contractor shall provide a minimum advance notice of 5 business days to the Landlord’s Agent in order to facilitate coordination. Shutdowns will be outside of regular business hours.

Permits/fees

AH local building permit and inspection fees connected to the fit-out project shall be secured and paid by the Tenant’s Contractor. It is also the responsibility of the Tenant’s Contractor to coordinate all necessary inspections by the particular governmental authorities in order to obtain a final Certificate of Occupancy. All necessary permits must be prominently posted at the site.

Guarantee

Tenant’s Contractor agrees that performance of work under this Contract shall be guaranteed free of defective materials and poor workmanship for a minimum period of (1) one year from final Certificate of Occupancy date. Contractor shall also provide Landlord with copies of any applicable manufacturer’s warranties and operations manuals at the completion of the project.

Insurance Certificates

Prior to any execution of work on site, the Tenant’s general contractor and subcontractors shall supply current insurance certificates to the Landlord. Confirm the following as per 255 State Street standard contracts:

Amount and type of required coverage’s.

Correct project name and address.

255 State Street LLC, FMR Corp, Pembroke Real Estate, Inc., CB Richard Ellis-New England Partners LP named as additional insured.

Expiration date covers project duration.

Demolition, Waste Management

All existing conditions as indicated on the Construction Documents (i.e. partitions, ceiling, doors, carpet, HVAC, wiring, etc.) to be removed shall be disposed of by the Contractor in a lawful manner. “Remove” shall mean completely and entirely from the building and property unless otherwise noted by Landlord.

Contractor shall be responsible for terminating all electrical, data, telephone and plumbing where items are removed in order to leave the space in a safe and code compliant manner. Contractor shall note terminated utilities on the as built-drawings.

Each project shall have a plan to recycle construction waste to the maximum extent possible. Contractor shall develop and implement a construction waste management plan, quantifying material diversion goal of at minimum 50% by weight of construction, demolition and packaging debris by recycling and/or salvaging.

Materials and Specifications – Architectural

Tenant Entry Doors and Hardware

Multi-floor tenant entries shall consist of 3’ x 8’ solid core door (1-3/4 inch thick) with anegre veneer (stained to match approved sample) with tempered glass sidelight 2’6” x 8’. Door frames to be painted metal to match building standard color. Where required, closers shall be surface mounted painted to match the door frame.

Hardware shall consist of Schlage L-Series mortise lock (Lever Model: 12 605 with small rose), two pair butt hinges, closer, silencer, floor stop, all in brushed stainless steel finish. All hardware shall have interchangeable cores manufactured by Sergeant HB Series sequence 48D order #1-07087 through Pasek Lock Company. Any security requirements of the Tenant must be reviewed by Landlord.

Single floor tenant entrances may vary from the Building Standard, subject to, Landlord’s prior review and approval.

Card Access System and Suite Keys

All Security Cards must be “Proximity” type #1690207 to be compatible with the base building system.

Tenant’s Contractor to supply (5) five keys, unless specified otherwise, to Landlord to be keyed on Landlord’s master using Landlord’s approved keying vendor.

Partitions at Windows

Partitions should align with center lines of vertical window mullions and avoid offsets that are exposed to the exterior. Exceptions to be reviewed and approved by Landlord.

Perimeter Ceiling Soffits

Dropped ceilings lower than the exterior window head height shall have painted drywall soffits and shall be installed no closer to the window frame than 24”. Soffits must be constructed of drywall, all other materials including ACT is not acceptable.

Ceiling Tile

24” x 24” Ultima by Armstrong with a Beveled Tegular edge to coordinate with the standard suspension system. Color-White.

Window Blinds

Exterior Window blinds are Riviera Classic 1” wide horizontal aluminum slats by Levolor Corporation, Color: white. No window film is permitted on exterior glass.

Wood Blocking

Contractor shall provide proper blocking/plywood for all wall openings for mechanical, electrical and architectural features (i.e. shelving, doors, stops, toilet partitions, restroom accessories, and kitchen accessories to be installed in or on walls. Blocking/Plywood shall be fire rated where required, All composite and substrate wood such as plywood or MDF shall not contain added urea-formaldehyde resins.

VOC Limitations (Paints, Adhesives, Sealants and Sealant Primers)

For all interior applications, incorporate VOC material limits as outlined in South Coast Air Quality Management District (SCAQMD) Rule #1168. (See APAC Adhesives example below).

Paint

Paint shall be certified low odor, low VOC as manufactured by Benjamin Moore, ICI or approved equal.

Signage

All signage visible from common areas (including single tenant floor entrances) must be approved by the Landlord. No signage shall be visible from the exterior of the building.

Signage locations in common areas:

•	Main Lobby: Main lobby directory provided by Landlord.

•	Multi Tenant Elevator Lobby Signage: Elevator lobby directory provided by Landlord.

•	Tenant Entry Signage at Multi-Tenant Lobby Floors: Signage review and approval required by Landlord.

•	Full Floor Tenant Entry Signage: Signage review and approval required by Landlord.

Appliances.

All appliances are the responsibility of the tenant and are to be EnergyStar rated.

Materials and Specifications - Heating, Ventilation & Air Conditioning

General

Heat and air-conditioning is supplied to the floor by means of perimeter Titus DFCL series fan powered boxes and interior Titus DFCL series fan powered boxes. The fan powered boxes all work in conjunction with the ring duct that supplies primary air to the floor’s core area. The ring duct is considered to be a base building item and is provided by the owner. All branch lines off of the ring duct, fan powered boxes, and exhaust fans

(if not existing) are tenant related expenses. Base Building Wall-mounted thermostats are TAC Model #ACI/10K-TAC. Any alteration to this configuration is a tenant expense.

The Building Management System “BMS” is a BMS Network by TAC Inc., the base building controls contractor.

All spaces shall be balanced for heating and cooling efficiency and maximum comfort. Contractor to provide Landlord with Certified Balancing report prepared by N.E.B.B. certified contractor.

The selection of HVAC equipment (fan powered boxes, heat pumps, etc) is to be approved by Landlord. It will be the responsibility of the Tenant’s Contractor to coordinate with the Landlord during bid process.

HVAC subcontractor to provide mechanical schematic and design with bid for review and approval by Landlord. Tenant’s Contractor to provide CAD as-built diagrams of new space serviced by HVAC and (1) one copy of all warranty and maintenance manuals upon completion of job, the closeout package.

Zoning

Provide appropriate zoning according to the following guidelines:

Interior Zones – interior zones must be separate from perimeter zones. The particular zones will be determined by the design team and will be based on the space layout.

Private Offices – must have active controls to modulate the system when the space is unoccupied.

Kitchens, Conference Rooms, etc. – must have active controls to modulate the system when the space is unoccupied.

Demand controlled ventilation (DCV) should be considered in large, variable occupancies to avoid conditioning outdoor air when the space is partially or completely unoccupied. DCV is typically achieved by using wall mounted Carbon Dioxide (C02) Sensors.

Ductwork Distribution

All medium pressure, high pressure, flex, changes and additions must be approved by Landlord.

All ductwork from trunk line shall have volume dampers installed.

Fire dampers must be installed through any demising wall that may be affected.

Runs of flex duct are not to exceed ten (10) feet, and shall comply with all code and industry requirements. Stove pipe aluminum extension from hard duct is allowed so long as it is insulated. All flex duct to be insulated.

All enclosed rooms to have at least one supply air diffuser and one return (excluding closets). All square diffusers must be louvered faced. Undercut doors may be considered a return depending on the carpet weight. All transfer grills to have two 90 degree angles between openings and must be insulated.

Duct Construction

Gage, pressure, material, class hanging methods, sealing, etc. changes and additions must be approved by Landlord.

All sealants to meet VOC material limits as outlined in South Coast Air Quality Management District (SCAQMD) Rule #1168.

Coordinate all work with Indoor Air Quality Management Plan as per Division One “Protection” including capping ductwork.

All hard ductwork shall be galvanized sheet metal per SMACNA standards. Hard duct (excluding returns) must be insulated with external duct wrap (1/2” or better). Any interior acoustical duct shall be lined with sheet metal. AH un-insulated existing metal ductwork shall be insulated with external duct wrap.

Duct Insulation

Size, material, R-value, lining, etc changes and additions must be approved by Landlord.

Fan Powered Boxes

Manufacturer and type: Titus DFCL Series. All office spaces shall have variable air volume, multi-zoned HVAC systems unless otherwise approved by Landlord. All boxes shall be Titus or equivalent quality and all perimeter VAV boxes shall be fan powered with electric heat as required.

Diffusers

Manufacturer and type: Titus.

Linear Diffusers

Manufacturer and type: Titus.

Return Diffusers

Manufacturer and type: Titus, concealed type.

Thermostats

Manufacturer and type: TAC Model #ACI/10K-TAC.

Controls/Energy Management System

All thermostats shall be manufactured by TAC and all final connections will be scheduled with Property Management for work to be performed by the base building controls contractor, TAC, Inc.

Duct Hanging Methods

Must comply with all SMACNA standards.

Data/TOF Room Cooling

All split system units shall be Trane or equivalent quality and designed for each space and specific use as required.

Materials and Specifications - Electrical

Switches, Outlets & Devices

All switches, plates and devices shall be white. Office switching device shall be occupancy sensor type manufactured by Leviton or equivalent.

Smoke Detectors

Smoke Detectors shall be installed where required by code or at the direction of the building department and/or fire department. Final tie-in of all devices to the base building fire alarm system will be coordinated with Property Management and performed by the base building fire alarm contractor. All devices must be compatible with the Notifier AM2020/AFP1010 base building fire alarm system.

Fire Alarm Annunciator/Strobe

Fire Alarm Speaker/Strobes shall be installed where required by code or at the direction of the building department and/or fire department and shall be compatible with the Notifier AM2020/AFP1010 base building fire alarm system. Final tie-in of all devices to the base building fire alarm system will be coordinated with Property Management and performed by the base building fire alarm contractor.

Power Panels: Power Receptacles

The base building power panels are GE Spectra Series / “A” Series. All electrical equipment shall be installed as per local or national code. Tenant’s electrical equipment and wiring/conduits shall be clearly labeled.

Power Disconnects/Distribution System

The base building electric disconnects are GE Spectra RMS Bus Plug / Hi-Break type.

Meters

Office space and office floors not metered by NStar, the local utility will require a tenant check meter. Tenant check meters will be manufactured by E-mon Demon or equal.

Lighting Fixtures

General office lighting shall be high-performance, energy efficient fluorescent light fixture 2 x 2 Direct/Indirect fluorescent fixtures (T8 lamps). Recessed downlights to be compact fluorescent light fixtures.

Re-lamp Second Generation Space

If existing lighting is T-12 then Contractor shall inform Landlord for approval of re-lamping with F32 T-8 electronic ballast light lens with #841 tubes or other more energy efficient lighting fixture. Landlord shall approve all re-lamping bulbs, ballasts and fixtures so as to obtain a standard throughout the building.

Exit Signs

Lithonia Precise Edge-Lit Green LED exit lights. Locate exit lighting in tenant areas as directed by architect.

Telephone/ Data Rooms

The Tenant is required to provide all individual tel/data equipment in an area other than the building Tel/Data Closet. The Tenant must provide plywood backboards for mounting of required equipment. Tenant tel/data wiring and equipment shall be clearly labeled.

Communications Rough-ins

Tel/Data Communications equipment and installation shall remain the responsibility of the Tenant. Rough-ins can be coordinated with the tenant buildout, but is the responsibility of the Tenant. All communications wiring that is installed by the tenant above the ceiling shall be plenum rated and shall be suspended from the slab above. All wiring shall conform to applicable codes. Demolition of obsolete wiring is the responsibility of the Tenant. Pipes and conduits shall avoid adjacent tenant spaces and those that pass through common core building areas must be labeled with Tenant’s name and use.

Telephone Outlets

Contractor to provide outlets with conduit to above ceiling along with pull cord. Tenant will make arrangements with and pay for telephone and data cabling installation within the demised premises and will cause phone installation work to be performed at a time compatible with Landlord’s work. Telephone and data cabling installation shall be in compliance with all local, state and federal code requirements. Telephone and data cabling contractor must be licensed. Telephone and/or data cabling contractor shall provide copies of installer’s license, electrical exemption certificate, permits and municipal approvals to Contractor and Landlord.

(A.) All old or unusable above ceiling and in-wall communication lines must be removed and disposed of prior to installation of new lines.

(B.) All wiring shall be plenum fire rated wire.

Materials and Specifications - Fire Protection and Plumbing

Fire Protection

Provide all alarms, horn strobes and bells (including replacement of existing product) to comply with all NFPA ADA, local Fire Marshall and other applicable codes and regulations. Landlord’s authorized contractor to be used for the above work. Landlord requires (48) forty-eight hours notice to put the building on test for installation purposes.

Sprinkler

Relocate or add sprinkler heads to meet all applicable codes and regulations. Review with Landlord any insurance requirements that may affect the sprinkler system. All heads are concealed type and locations shall meet low and high hazard areas as required. For installation/relocation purposes, Landlord requires (48) forty-eight hours notice to put the building on test.

Fire Extinguishers

Fire extinguishers shall be installed where required by the local fire department. Where space allows flush, recessed extinguisher cabinets shall be provided. If space is not available, surface-mounted fire extinguishers shall be installed.

Hot water tank

Hot water point of use and under the counter instant hot tanks must be accessible from all sides for repair and maintenance. All new point of use and instant hot water tanks shall be monitored by Leak Detection and have drip pans mounted below with drainage.

General Base Building Information

Number of Floors

12 Floors

Corridor & Typical Tenant Suite Standard Finishes

Each floor is an open floor environment with approximately 10’ 4” foot clearance from top of slab to underside of the deck above. Building standard ceiling height is approximately 8’-2”. Core walls and exterior columns are drywall finished and are in paint-ready condition. Window soffits and perimeter induction covers are in place and are in paint-ready condition. The concrete floor slab is skimmed as required and made ready to receive carpet or other flooring.

Individual floor lobbies are built to tenant specifications with Landlord review and approval. Multi-tenant floors are built to building standards and are compliant with the most recent fire code for multi-tenant floors.

Structural

Office Floor Loading is designed for:

Live load	80psf

Partition Load	20psf

TOTAL	100psf

No coring of the floor is permitted without prior approval by the Landlord/ Landlord’s agent. X-ray verification shall be performed to verify the location of any obstructions/reinforcements.

The Landlord will provide a F(F) factor of 15-20 in accordance with the F-number system provided by the American Concrete Institute for the Specification and measurement of concrete floor flatness and levelness.

Elevators

The building has five (5) passenger elevators and two freight elevators Freight Elevator #6 can accommodate up to 2,500 pounds, and materials up to 16’ in length. Freight/Passenger Elevator #4 can accommodate up to 3,000 pounds, and materials up to 16’ in length with hatch access only (requires two elevator mechanics, cost incurred by tenant).

Loading Dock & Parking

The building loading dock is located on Central Street side of the building. The loading dock is staffed by security 5:00 AM to 6:00 PM Monday – Friday and Saturdays between 7:00 AM to 1:00 PM. The dock can accommodate one truck up to 24’ in length with an overhead clearance of up to 10’ 6”. Tailgate deliveries allowed with street parking only and must be coordinated with Property Management.

Emergency Generator/Back-up Power

The building has (1) one emergency diesel powered generator to power the base building’s life safety systems, elevators and emergency lighting and is located on the roof of the building.

Base Building Engineer

R.G. Vanderweil Engineering.

HVAC System

The HVAC system consists of Trane; floor mounted, water cooled, self contained units.

Cooling Tower

700 Tons, multi-celled.

Economizer Mode

Delivers chilled water at 45 degrees Fahrenheit when outdoor conditions permit.

Heat Pumps

All supplemental heat pumps that do not have economizer coils must be extended range type.

Fresh Air

Outdoor air is delivered at a rate of 20/CFM per person based on one person per 150 usable square feet, as per BOCA National Mechanical Code.

HVAC Equipment (each floor)

Each office floor will be served by a 55 ton water-cooled package air conditioning unit, with one set of (2) two compressors and a water side economizer coil.

Floor Distribution

Air distribution is provided by variable air volume (VAV) boxes. The VAV boxes are equipped with electric heating coils and built-in transformer controls.

Plumbing

Two wet stacks are available, (1) one is off the woman’s toilet room plumbing chase and (2) two is at the elevator core on each floor for waste tie-ins. Domestic water connections are off the woman’s room plumbing chase.

Glazing

Thermally efficient insulated glazing system.

Main Telephone Room

Located in the basement. Fiber optic service is available.

EXHIBIT G

FORM OF GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to 255 STATE STREET, LLC (the “Landlord”) to make that certain lease (the “Lease”) dated as of October     , 2010 with SILVER BRIDGE ADVISORS LLC (“Tenant”), the undersigned, WILMER CUTLER PICKERING HALE AND DORR LLP (“Guarantor”), a Delaware limited liability partnership with an address of 60 State Street, Boston, Massachusetts, unconditionally guarantees the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by Tenant under the Lease(collectively, the “Guaranteed Obligations”). Guarantor expressly agrees that the validity of this agreement and the obligations of Guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by the relief of Tenant from any of Tenant’s obligations under the Lease by operation of law or otherwise (including, but without limitation, the rejection of the Lease in connection with proceedings under the bankruptcy laws now Or hereafter enacted); Guarantor hereby waiving all suretyship defenses. The obligations of Guarantor include the payment to Landlord of any monies payable by Tenant under any provisions of the Lease, at law, or in equity, including, without limitation, any monies payable by virtue of the breach of any warranty, the grant of any indemnity or by virtue of any other covenant of Tenant under the Lease.

Guarantor further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of the Lease, whether or not Guarantor shall have received any notice of or consented to such renewal, modification or extension; provided, however, Guarantor will not be obligated with respect to any additional liabilities or obligations imposed by any amendment of the Lease which is entered into without its consent, to the extent such amendment increases the Rent payable under the Lease or materially increases the obligations or liabilities of Tenant under the Lease (excepting amendments confirming or effectuating the exercise by Tenant of the extension option pursuant to Section 2.3 of the Lease, and/or the exercise of the rights of first offer pursuant to Section 2.4 of the Lease). Guarantor further agrees that its liability under this Guaranty shall be primary (and that the heading of this instrument and the use of the word “Guaranty(s)” shall not be interpreted to limit the aforesaid primary obligations of Guarantor), and that in any right of action which shall accrue to Landlord under the Lease, Landlord may, at its option, proceed against Guarantor, any other guarantor, and Tenant, jointly or severally, and may proceed against Guarantor without having commenced any action against or having obtained any judgment against Tenant or any other guarantor; provided, however, Landlord shall provide Guarantor with notice of the breach or default by Tenant and Guarantor shall have the opportunity to cure such breach or default within the applicable period of grace, if any, offered to Tenant under the Lease. Guarantor agrees that, while this Guaranty remains in effect and while any guaranteed obligations remain outstanding and unpaid, Guarantor shall refrain from exercising any and all rights Guarantor may have (whether arising directly or indirectly, by operation of law or by contract or otherwise) to assert any claim against Tenant on account of payments made under this Guaranty, including, without limitation, any and all rights of or claim for subrogation,

G-1

contribution, reimbursement, exoneration and indemnity, and provided that any such claims by Guarantor against Tenant shall be subordinate to any and all claims of Landlord against Tenant, and further waives any benefit of and any right to participate in any security deposit or other collateral which may be held by Landlord; and Guarantor will not claim any set-off or counterclaim against Tenant in respect of any liability Guarantor may have to Tenant. Guarantor further represents to Landlord as an inducement for it to make the Lease, that as of the date of this Guaranty, Guarantor owns all of the entire outstanding membership interests of Tenant.

It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of Guarantor under this Guaranty; and wherever reference is made to the liability of Tenant named in the Lease, such reference shall be deemed likewise to refer to Guarantor.

All payments becoming due under this Guaranty and not paid within ten (10) days after written notice from Landlord that the same is due shall bear interest from the applicable due date until received by Landlord at the Interest Rate as defined in the Lease.

This Guaranty shall terminate upon the first day that both of the following conditions are satisfied: (a) the Lease shall have terminated, and (b) no Guaranteed Obligations shall be outstanding and/or unpaid; provided, however, that if and to the extent that duties, liabilities and/or obligations of the Tenant under the Lease survive the expiration or earlier termination of the Lease, then this Guaranty shall remain in full force and effect unless and until such duties, liabilities, and/or obligations expire by their terms or are satisfied in full.

It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the heirs, executors, administrators and assigns of Landlord, and shall be binding upon the heirs, successors and assigns of Guarantor.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal as of this     day of October, 2010.

WILMER CUTLER PICKERING HALE & DORR LLP, a Delaware limited liability partnership

WITNESS:

G-2

EXHIBIT H

FORM OF

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made this      day of             , 2010, by and among SILVER BRIDGE ADVISORS LLC, a Delaware limited liability company having an address at 60 State Street, Boston, Massachusetts 02109 (hereinafter called “Tenant”), 255 STATE STREET, LLC, a Delaware limited liability company having an address at 255 State Street, Boston, Massachusetts 02109 (hereinafter called “Landlord”) and FMR LLC, a Delaware limited liability company, having an address at 82 Devonshire Street, #F7B, Boston, Massachusetts 02109 (hereinafter called “Mortgagee”).

W I T N E S S E T H:

WHEREAS, the Tenant has entered into a certain lease (the “Lease”) dated             , 2010 with Landlord covering a portion of certain premises located in Boston, Suffolk County, Massachusetts (the “Premises”) and more particularly described in Exhibit “A” attached hereto and incorporated herein; and

WHEREAS, the Mortgagee has agreed to make a mortgage loan (the “Loan”) to Landlord secured by, among other security, a mortgage (the “Mortgage”) on the Premises from Landlord; and

WHEREAS, Mortgagee has been requested by Tenant and Landlord to enter into a nondisturbance agreement with Tenant.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto covenant and agree as follows:

1. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of the Tenant in and to said Premises are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein (including, without limitation, the casualty and condemnation provisions thereof), and to any renewals, modifications, replacements, consolidations and extensions thereof.

2. In the event of foreclosure of said Mortgage, or in the event Mortgagee comes into possession, makes entry upon or acquires title to the Premises as a result of the enforcement or foreclosure of the Mortgage or the promissory note, or as a result of any other means, Mortgagee agrees that the Lease shall not thereby be terminated and further agrees that Tenant shall not be disturbed in its possession of the premises demised under the Lease for any reason other than one which would entitle the Landlord to terminate the Lease under its terms or would cause, without any further action by such Landlord, the termination of the Lease or would entitle such Landlord to dispossess the Tenant from such demised premises.

3. Tenant agrees with Mortgagee that if the interests of Landlord in the Premises shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it, or by any other manner, or if Mortgagee takes possession of or makes entry upon the Premises pursuant to the Mortgage or any other document evidencing or securing the Loan, Tenant shall be directly bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Mortgagee were the Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee succeeding to the interest of the Landlord in the Premises. Tenant agrees, however, upon the election of and written demand by Mortgagee within twenty (20) days after Mortgagee receives title to the Premises to execute an instrument in confirmation of the foregoing provisions, satisfactory to Mortgagee, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

4. Tenant agrees with Mortgagee that if Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall not be (a) liable for any action or omission of any prior landlord under the Lease, or (b) subject to any offsets or defenses which Tenant might have against any prior landlord, or (c) bound by any rent, percentage rent or additional rent or charges which Tenant might have paid for more than the current month to any prior landlord, or (d) bound by any security deposit which Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund available to Mortgagee, (e) bound by any amendment or modification of the Lease (other than amendment to confirm or effectuate the exercise of the extension option pursuant to Section 2.3 of the Lease, and/or the exercise of the rights of first offer pursuant to Section 2.4 of the Lease) or any consent by any prior landlord under the Lease to any assignment or sublease of the lessee’s interest in the Lease made without Mortgagee’s prior written consent, (f) bound by any provision in the Lease which obligates the Landlord to erect or complete any building or to perform any construction work or to make any improvements to the Premises or any parts thereof (g) bound with respect to breaches other than those occurring during Mortgagee’s possession of the Premises or ownership of the landlord’s interest under the Lease. In addition, Tenant agrees to look solely to the landlord’s interest in the Premises for recovery of any judgment from Mortgagee, it being specifically agreed that neither Mortgagee nor anyone claiming under the Mortgagee shall ever be personally liable for any such judgment, Tenant further agrees with Mortgagee that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Mortgagee’s consent.

5. Tenant hereby acknowledges that all of Landlord’s right, title and interest as lessor under the Lease is being duly assigned to the Mortgagee pursuant to the terms of the Mortgage and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by the Mortgagee. Upon receipt of any such written notice from the Mortgagee, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to the Mortgagee or to the Mortgagee’s agent designated in such notice, whether or not the Mortgagee has made entry or become mortgagee in possession pursuant to the Mortgage, and to continue to do so until otherwise notified in writing by the

Mortgagee. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to the Mortgagee following receipt of such notice, and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Mortgage or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to the Mortgagee following receipt of such notice. Tenant further acknowledges and agrees: (a) that under the provisions of the Mortgage, the Lease (and any guarantees thereof) cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease or to any assignments or subleases thereof, without the prior written consent of the Mortgagee, arid without such consent no rent may be collected or accepted by Landlord more than one month in advance; and (b) that the interest of Landlord as lessor under the Lease has been assigned to the Mortgagee for the purposes specified in Mortgage and the Mortgagee assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Mortgage, copies of which are being recorded concurrently herewith.

6. Tenant, as lessee under the Lease, hereby covenants and agrees to give the Mortgagee written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that the Mortgagee shall have the right, but not the obligation, within thirty (30) days after receipt by the Mortgagee of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to the Mortgagee shall be delivered in duplicate to:

FMR LLC

82 Devonshire Street, #F7B,

Boston, Massachusetts 02109

or to such other address as the Mortgagee shall have designated to Tenant by giving written notice to at:

Silver Bridge Advisors, LLC

60 State Street

Boston, MA 02109

With a copy to Guarantor:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Managing Partner

or to such other address as may be designated by written notice from Tenant to the Mortgagee.

7. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. As used herein, the term “Tenant” shall include the Tenant, its successors and assigns, and the term “Landlord” shall include the Landlord and its successors and assigns. The foregoing references to successors and assigns of Tenant and Landlord is not intended to and does not constitute a consent by Landlord or Mortgagee to any assignment by Tenant of its interests under the Lease or any consent by Mortgagee to any assignment by Landlord of its interests under the Lease. The words “foreclosure” and “foreclosure sale” as used herein shall be deemed to include the acquisition of Landlord’s estate in the Premises by voluntary deed (or assignment) in lieu of foreclosure, and the word “Mortgagee” shall include the Mortgagee herein specifically named and any of its successors and assigns, including anyone who shall have succeeded to Landlord’s interest in the Premises by, through or under foreclosure of the Mortgage.

8. This Agreement shall not be modified or amended except in writing signed by all parties hereto.

9. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties hereto have placed their hands and seals, the day and year first above written.

MORTGAGEE:

WITNESS:		FMR LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

WITNESS:		SILVER BRIDGE ADVISORS, LLC, a Delaware limited liability company

By:
Name:
Title:

LANDLORD:

WITNESS:		255 STATE STREET, LLC, a Delaware limited liability company

	By:	Pembroke Real Estate, Inc., its manager

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS		)
) ss
COUNTY OF SUFFOLK	)

On this      day of             , 2010, before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification which was                      to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose as                      of FMR LLC.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS		)
) ss
COUNTY OF SUFFOLK	)

On this      day of             , 2010, before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification which was                      to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose as                      of FMR LLC.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS		)
) ss
COUNTY OF SUFFOLK	)

On this      day of             , 2010, before me, the undersigned notary public, personally appeared                     , proved to me through satisfactory evidence of identification which was                      to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose as                      of FMR LLC.

Notary Public
My Commission Expires:

EXHIBIT A

Legal Description

(to be attached)

EXHIBIT I

SCHEDULE OF CONSTRUCTION DOCUMENTS - TENANT’S WORK

September 21, 2010

Construction Documents for 255 State Street

6th Floor Dated: September 1, 2010

Silver Bridge:

Architectural:
A001	Drafting Conventions and Symbols, Genera Notes and List of Drawings
D106	Demolition Plan
A106	Construction Plan
A206	Reflected Ceiling Plan
A306	Elec/Tel/Data Plan
A406	Furniture/Equipment Plan
A506	Finish Plan
A600	Elevations
A601	Elevations
A800	Door and Frame Schedule, Door and Frame Types, Partition Types
A801	Door and Frame Details
A900	Interior Details
A901	Interior Details

Plumbing:
P0.00	Detail, Legend, Schedules and General Notes
P2.00	Sixth Floor Plan
P7.00	Specifications

Fire Protection:
FP0.00	Details, Legend and Specifications
FP2.00	Fire Protection Plan, Sixth Floor

HVAC:
H0.00	Legend, Symbols and Abbreviations
H2.00	Sixth Floor
H6.00	Control Diagrams
H7.00	Details Sheet No. 1
H7.01	Details Sheet No. 2
H8.00	Schedules
H9.00	Specifications and Notes

Electrical:
E0.00	Legend, Notes and Abbreviations
E2.00	Lighting Plan Sixth Floor
E3.00	Power Plan Sixth Floor
E4.00	Fire Alarm Plan Sixth Floor
E8.00	Detail Sheet No. 1
E8.01	Detail Sheet No. 2
E9.00	Schedules and Power Riser Diagram
E10.00	Specifications and Demolition Notes

I-1

Addendum #1 September 9, 2010

SKA-01	Relocated Door, Conference Room 611
SKA-02	Finish Schedule Revisions

I-2

EXHIBIT J

SCHEDULE OF CONSTRUCTION DOCUMENTS –

STAIRWAY/COMMON AREA WORK

Elevator Lobby /Common Corridors and Stair Removal Drawings

Dated:	September 1, 2010

Architectural:
IA-001	Legends, Abbreviations & Key Plan Floor 6
ID-106	Demolition Plan Floor 6
ID-107	Demolition Plan Floors 7, 8 & 9 Stairwell
ID-206	Demolition Reflected Ceiling Plan Floor 6
ID-207	Demolition RCP Floors 7, 8 & 9 Stairwell
IA-106	Partition & Power Signal Plan Floor 6
IA-107	New Partition & Finish Plans Floors 7, 8 & 9 Stairwell
IA-181	Door Types, Door & HDWR Sched., Glazing Dtls
IA-182	Door and Hardware Schedule
IA-206	Reflected Ceiling Plan Floor 6
IA-207	New Reflected Ceiling Plan Floors 7, 8 & 9 Stairwell
IA-406	Finish Plan Floor 6
IA-731	Elevations and Details Floor 6 Elev. Lobby
IA-732	Interior Details Floor 6

Structural:
S-100	Slab Infill Part Plans & Details

Fire Protection:
FP-001	Fire Protection Legend, Notes, Detail and Specifications
FP-206	Fire Protection 6th Floor Sprinkler Part Plan

Mechanical:
H0.01	HVAC Specifications
H0.02	HVAC Schedules Details
H1.01	HVAC Demolition Plan
HI.02	HVAC New Work Plan

Electrical:
E-001	Electrical Legend and Schedules
E-002	Electrical Specifications
E-106	Electrical Lobby Demolition Plan
E-206	Electrical Lobby Lighting & Power Plan
E-306	Electrical Lobby Fire Alarm Plan

Addendum #1 Additional Scope Dated September 14, 2010

E-206	Electrical Lighting & Power Plan (New Check Meter for Electrical Service)
E-789	Electrical Stairway Demo. And New Work Plans
FP-789	Fire Protection 7th – 9th Floor Sprinkler Part Plans

J-1